EXHIBIT 10.26

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LICENSE AGREEMENT

BY AND BETWEEN

QUARK BIOTECH INC.

AND

PFIZER INC.

TABLE OF CONTENTS

Section 1.	DEFINITIONS.	1

Section 2.	HSR.	1

Section 3.	LICENSES; EXCLUSIVITY.	12

3.1	Exclusive Licenses	12

3.2	Non-Exclusive Research Licenses	13

3.3	Sublicenses.	13

3.4	Negative Covenant; No Implied License.	13

3.5	Exclusivity.	13

Section 4.	DEVELOPMENT, REGULATORY APPROVALS AND MARKETING.	13

4.1	Committees; Development Plans	13

4.2	Updates to Development Plans.	16

4.3	Development [ * ]	16

4.4	Development Activities	16

4.5	Diligence	16

4.6	Regulatory Affairs	16

4.7	Manufacture and Supply	17

4.8	Costs	17

4.9	Commercialization.	17

4.10	[ * ] of Licensed Products for Non-Ophthalmic Indications	18

4.11	Transition Plan for Ophthalmic Uses	18

4.12	Transition Plan for Non-Ophthalmic Uses	18

i

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Section 5.	FEES AND ROYALTIES.

5.1	Milestone Payments for First Ophthalmic Use

5.2	Milestone Payments for the Second Ophthalmic Use

5.3	Milestone Payments for Non-Ophthalmic Uses

5.4	Sales Milestone Payments for Ophthalmic Uses

5.5	Sales Milestone Payments for Non-Ophthalmic Uses

5.6	Milestone Payment Not Creditable.

5.7	Royalty Payments for Ophthalmic Uses

5.8	Royalty Payments for Non-Ophthalmic Uses

5.9	Reduction in Royalty Payments

5.10	Duration of Royalty Payments

5.11	Third Party Royalties.

5.12	Royalty Floor

5.13	Notices of Termination.

Section 6.	ACCOUNTING AND PROCEDURES FOR PAYMENT.

6.1	Inter-Company Sales

6.2	Calculation of Net Sales

6.3	Royalty Payments; Sales Milestone Payments

6.4	Method of Payments

6.5	Inspection of Records

6.6	Tax Matters

Section 7.	PATENTS AND INFRINGEMENT.

7.1	Third Party License Agreements.

7.2	Title to Inventions

7.3	Prosecution of Quark Patent Rights (Sole Inventions)

7.4	Prosecution of Joint Patents

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7.5	Patents Covering Biomolecules and Licensed Products

7.6	Notices and Encumbrances

7.7	Patent Term Extensions

7.8	Interpretation of Patent Judgments

7.9	Infringement of Quark Patent Rights by a Third Party

7.10	Paragraph IV Notices

7.11	Other Actions by a Third Party

7.12	Compensation to Inventors

Section 8.	CONFIDENTIALITY; PUBLICATION.

8.1	Confidentiality

8.2	Publications and Presentations

8.3	Publicity

8.4	Filing, Registration or Notification of the Agreement

Section 9.	REPRESENTATIONS AND WARRANTIES.

9.1	Quark Representations and Warranties

9.2	Pfizer Representations and Warranties

9.3	Disclaimer of Warranty

Section 10.	COVENANTS.

10.1	Quark Covenants

10.2	Pfizer Covenants

Section 11.	CHANGE OF CONTROL

Section 12.	TERM.

Section 13.	TERMINATION.

13.1	Termination Rights

13.2	Accrued Obligations

13.3	Effect of Termination

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13.4	Bankruptcy

Section 14.	INDEMNIFICATION.

14.1	General Indemnification

14.2	Product Liability Indemnification

14.3	Losses

14.4	Defense Procedures; Procedures for Third Party Claims

14.5	Disclaimer of Liability for Consequential Damages

Section 15.	GOVERNING LAW AND JURISDICTION.

15.1	Governing Law

15.2	Jurisdiction

Section 16.	MISCELLANEOUS.

16.1	Force Majeure

16.2	Severability

16.3	Waivers; Remedies

16.4	Entire Agreements; Amendments

16.5	Survival

16.6	Assignment

16.7	Independent Contractor

16.8	Notices

16.9	Third Party Beneficiaries

16.10	Joint and Several Obligations

16.11	Binding Effect

16.12	Counterparts

16.13	Headings

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LICENSE AGREEMENT

This License Agreement (this “Agreement”), dated as of September 25, 2006, is by and between Quark Biotech Inc., a California corporation with offices located at 6536 Kaiser Avenue, Fremont, California 94555, U.S.A. (“Quark”) and Pfizer Inc., a Delaware corporation with offices located at 235 East 42nd Street, New York, New York, 10017, U.S.A. (“Pfizer”).

WHEREAS, Quark owns or controls certain patents, patent applications, technology, know-how and scientific and technical information relating to Biomolecules and Licensed Products (as defined below); and

WHEREAS, Pfizer has extensive experience and expertise in the development and commercialization of pharmaceutical products, and desires to acquire an exclusive license in the Territory (as defined below) to such patents, patent applications, technology, know-how and scientific and technical information;

WHEREAS, Quark desires to grant such license to Pfizer;

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein, Quark and Pfizer hereby agree as follows:

Section 1.              DEFINITIONS.

For purposes of this Agreement, the following definitions shall be applicable:

1.1           “Additional Use” means any use for a Licensed Product other than the first use for such Licensed Product.

1.2           “Affiliate” means any entity directly or indirectly controlled by, controlling, or under common control with, a party to this Agreement, but only for so long as such control shall continue. For purposes of this definition of “Affiliate” only, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means possession, direct or indirect, of  (a) the power to direct or cause direction of the management and policies of an entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

1.3           “Applicable Biomolecule” means a Biomolecule as to which Pfizer or its Affiliate at any time during the Term [ * ].

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1.4           “Applicable Licensed Product” means a Licensed Product as to which Pfizer or its Affiliate at any time during the Term [ * ].

1.5           “Atugen License” means the Collaboration Agreement, dated December 6, 2004, among Atugen AG, Quark and QBI Enterprises Ltd., as amended by (i) the Memorandum of Understanding, dated January 19, 2006, (ii) the Amendment to Collaboration Agreement dated May 25, 2006 and (iii) the Amendment and Option, dated the date of this Agreement.

1.6           “Biomolecule” means any [ * ]. Biomolecule shall include the [ * ] molecules set forth on Exhibit A hereto.

1.7           “BLA or NDA” means a Biologics License Application (as defined in 21 C.F.R. 600 et. seq.) or a New Drug Application (as defined in 21 C.F.R. 314.5 et. seq.), in each case filed with the FDA with respect to a pharmaceutical product or an analogous application or filing with any analogous Government Authority outside of the United States (including any supra-national agency such as in the European Union) necessary for approval of a pharmaceutical product in such jurisdiction.

1.8           “Change of Control” means an event where:

(a)           any person or group (other than a Biotech Company [ * ]) becomes the beneficial owner, directly or indirectly, of at least fifty percent (50%) or more of the outstanding Voting Stock or voting power over Voting Stock of (i) Quark or (ii) any Parent Company (other than, for purposes of this clause (a), [ * ]; or

(b)           if Quark has registered as an issuer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or has become a public company under a comparable law of a country other than the United States, and a majority of the seats (other than vacant seats) on the board of directors or other governing body of Quark (the “Board”) is occupied by any person or group who were neither (i) members of the Board on the date that Quark first registered under the 1934 Act or otherwise became publicly held or (ii) members thereafter appointed, nominated or recommended by the Board; or

(c)           Quark enters into an agreement with any person or entity (other than a Biotech Company) providing for a merger, consolidation, reorganization or other similar transaction (or series of related transactions) of Quark with another person or other entity (other than any Biotech Company) as a result of which, immediately following such transaction (or series of related transactions) at least a majority of the outstanding Voting Stock or voting power over Voting Stock of the surviving or newly-created entity in such transaction (or series of related transactions) is beneficially owned by shareholders who were not shareholders of Quark at any time during the two (2) years immediately prior to such transaction (or series of related transactions); or

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(d)           (x) any pharmaceutical, biotechnology or biopharmaceutical company that had at least [ * ] in aggregate annual pharmaceutical net sales (based on data provided by IMS International, or, if such data is not available, such other reliable data source as reasonably determined by Pfizer and agreed to by Quark, with such agreement not to be unreasonably withheld, conditioned or delayed), for (i) its most recently-completed fiscal year (but, if such fiscal year consists of fewer than 12 months, the sales for such partial fiscal year shall be annualized) or (ii) its current fiscal year if there is no immediately preceding fiscal year (in which case the sales for such ongoing fiscal year shall be annualized), or (y) any one or more persons or entities that are direct or indirect parent holding companies or subsidiaries of the pharmaceutical, biotechnology or biopharmaceutical company described in clause (x) above, or (z) any Affiliate of the pharmaceutical, biotechnology or biopharmaceutical company described in clause (x) above (collectively, any of the persons or entities described in clauses (x), (y) or (z), a “Large Pharmaceutical Company”) acquires beneficial ownership of [ * ] or more of the outstanding Voting Stock or voting power over Voting Stock of any Parent Company; or

(e)           any Parent Company sells or otherwise transfers to a Third Party all or substantially all of its right, title and interest in the Quark Patent Rights and the Quark Technology (subject to licenses back consistent with the licenses to Pfizer set forth herein).

For purposes of this definition of “Change of Control” only: (a) references to any Parent Company shall be deemed to include all successors in any merger, consolidation, reorganization or similar transaction (or series of related transactions) preceding any transaction (or series of related transactions) described above; (b) “beneficial ownership” (and other correlative terms) shall mean beneficial ownership as defined in Rule 13d-3 under the 1934 Act and “group” shall have the meaning defined in Section 13(d)(3) of the 1934 Act; it being understood and agreed that “beneficial ownership” shall also include any securities which any person or any of such person’s Affiliates or parent holding company or any of its Affiliates (X) has the right to acquire directly or indirectly (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, and/or (Y) owns or controls, whether directly or indirectly, through any subsidiary or other Affiliate; (c) “Biotech Company” means any biotechnology, biopharmaceutical or biotechnology tool company (in no event to include any Large Pharmaceutical Company) that in the case of any biotechnology or biopharmaceutical company, is primarily engaged in the research and development of novel pharmaceutical therapeutics for use in humans or in the case of a biotechnology tool company, is primarily directed at human disease; (d) “Voting Stock” means securities of any class or series of a corporation or other person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally in matters put before the shareholders or members of such corporation or person; (e) “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) of an entity means possession, direct or indirect, of  (I) the power to direct or cause direction of the management and policies of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (II) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of such entity;  (f) “parent holding company” means, with respect to any referenced person, any corporation or other person which, directly or indirectly, beneficially owns at least fifty percent (50%) or more

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of the outstanding Voting Stock or voting power over Voting Stock of such referenced person or otherwise controls, whether directly or indirectly, such referenced person; and (g) “Parent Company” means any one or more persons or entities which are direct or indirect parent holding companies of Quark or Affiliates controlling Quark.

1.9           “Combination Product” means any pharmaceutical product containing a Biomolecule and one or more other active pharmaceutical ingredients.

1.10         “Commence” or “Commencement” when used to describe a clinical study, means the first dosing of the first patient for such clinical study.

1.11         “Commercially Reasonable Efforts” means those efforts and resources that Pfizer would use were it developing or commercializing its own pharmaceutical products that are of similar market potential as the Licensed Products, taking into account product labeling or anticipated labeling, present and future market potential, past performance of Licensed Products and Pfizer’s own pharmaceutical products that are of similar market potential, [ * ], medical and clinical considerations, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due.

1.12         “Control” or “Controlled” means, with respect to any intellectual property right, that the party owns or has a license to such intellectual property right and has the ability to grant the other party access, a license, or a sublicense (as applicable) to such intellectual property right as provided herein, without violating the terms of any agreement or other arrangement with any Third Party existing at the time such party would be first required hereunder to grant the other party such access, license or sublicense.

1.13         “Effective Date” means the later of (i) the date upon which the applicable waiting period under the HSR Act shall have expired or been terminated with respect to this Agreement, (ii) the date on which any investigations opened by means of a second request or otherwise shall have been terminated, without action by a Governmental Authority to prevent the parties from implementing the transactions contemplated by this Agreement with respect to the United States and (iii) [ * ].

1.14         “Extended Royalty Term” shall mean, on a country-by-country and Licensed Product-by-Licensed Product basis, the period of time from the expiration of the Initial Royalty Term until [ * ]. For clarity, if at the expiration of the Initial Royalty Term there shall be [ * ], there would be no Extended Royalty Term for such country.

1.15         “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.16         “FDCA” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder.

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1.17         “[ * ]” means, with respect to a country in the Territory, a fraction (expressed as a percentage), the numerator of which shall be the [ * ], and the denominator of which shall be [ * ], based on [ * ], or, if such [ * ]; provided, however, that, in the event [ * ], the [ * ].

1.18         “Generic Product” means any pharmaceutical product sold by a Third Party, not authorized by Pfizer, its Affiliate or any Sublicensee, that contains a Biomolecule as its active pharmaceutical ingredient which has [ * ] contained within a Licensed Product and is approved in reliance on the prior approval of a Licensed Product as determined by the applicable Regulatory Authority.

1.19         “Governmental Authority” means any court, agency, department, authority or other instrumentality of any foreign, federal, state, county, city or other political subdivision.

1.20         “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.21         “IND” means an Investigational New Drug Application submitted under the FDCA or an analogous application or filing with any analogous agency or Government Authority outside of the United States (including any supra-national agency such as in the European Union) under any analogous foreign Law.

1.22         “Indemnified Party” shall have the meaning assigned to it in Section 14.4.

1.23         “Indemnifying Party” shall have the meaning assigned to it in Section 14.4.

1.24         “Initial Royalty Term” shall mean, on a country-by-country and Licensed Product-by-Licensed Product basis, the period commencing on the date of the first commercial sale of a Licensed Product in such country, and ending on the later of (i) the date on which the manufacture, use, sale, offer for sale or importation of such Licensed Product in such country ceases to be covered by a Valid Claim in such country, or (ii) the date that is ten (10) years following the date of the first commercial sale of a Licensed Product in such country.

1.25         “Launch” means on a country-by-country and Licensed Product-by-Licensed Product basis, the first date on which Pfizer, its Affiliate or a Sublicensee has achieved aggregate Net Sales of such Licensed Product in such country of at least [ * ], after receipt by Pfizer of the first Regulatory Approval (and, in any country in which Price Approval is necessary or relevant for a majority of the population to obtain access to pharmaceutical products, Price Approval) for such Licensed Product in such country.

1.26         “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments and/or ordinances of any Governmental Authority.

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1.27         “Licensed Product” means any Product (i) the manufacture, use, sale, offer for sale or importation of which in the absence of the licenses granted to Pfizer under this Agreement, would infringe any of the Quark Patent Rights, or (ii) the manufacture or use of which utilizes any Quark Technology.

1.28         “Losses” shall have the meaning assigned to it in Section 14.3.

1.29         “Major EU Countries” means [ * ].

1.30         [ * ].

1.31         “Net Sales” means with respect to a Licensed Product, the gross amount invoiced by Pfizer, its Affiliates, and the Sublicensees of such Licensed Product to Third Parties, less any of the following related to such sales of Licensed Product:  actual bad debts, sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargebacks, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, adjustments arising from consumer discount programs or similar programs, or arising in connection with any Pfizer Discount or Savings Program (as defined below), customs or excise duties, sales tax, consumption tax, value added tax, and other similar taxes (except income taxes) measured by the production, sale, or delivery of goods in each case only if included as a specific line item on an invoice to such Third Party or duties relating to sales and any payments in respect of sales to the United States government, any State government or any foreign government, or to any Governmental Authority, or with respect to any government subsidized program or managed care organization, and charges for freight and insurance related to the return of Licensed Products and not otherwise paid by the customer. For purposes of this definition of “Net Sales” only, “Pfizer Discount or Savings Program” means any discount, rebate or reimbursement program applicable to a Licensed Product under which Pfizer or its Affiliates provides to low income, uninsured or other patients the opportunity to purchase Pfizer pharmaceutical products at discounted prices.

If Pfizer or any of its Affiliates, or any Sublicensee sells any Licensed Product together with any other product at a single price or rate or at a discount for collectively buying such products, then Net Sales with respect to such Licensed Product shall equal the number of units of the Licensed Product sold together with the non-Licensed Products multiplied by the average Net Sales price at which Pfizer or such Affiliate, or such Sublicensee sold the Licensed Product individually to similar customers for similarly sized orders.

Net Sales shall be determined from books and records maintained in accordance with generally accepted accounting principles in the United States, consistently applied throughout the organization and across all products of the entity whose sales of Licensed Product are giving rise to Net Sales.

In the case of Net Sales of a Combination Product:

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(i)            [ * ];

(ii)           for all other Combination Products [ * ], the allocation of Net Sales of the Combination Product to the Licensed Product shall be as follows:

(a)           if Pfizer, its Affiliates, or any Sublicensee separately sells in such country during such year when it sells such Combination Product both (1) one or more Licensed Products as a single chemical entity and (2) other products containing active pharmaceutical ingredient as a single chemical entity, which is also contained in such Combination Product, then the Net Sales attributable to such Combination Product during such year shall be calculated by [ * ];

(b)           if Pfizer, its Affiliates, or any Sublicensee separately sells, in such country during such year when it sells such Combination Product, one or more Licensed Products as a single chemical entity but does not separately sell, in such country, other products containing the other active pharmaceutical ingredient that is also contained in such Combination Product, then the Net Sales attributable to such Combination Product during such year shall be calculated by    [ * ];

(c)           if Pfizer, its Affiliates or Sublicensees do not separately sell, in such country during such year when it sells such Combination Products, each Licensed Product contained in the Combination Product, then the Net Sales attributable to such Combination Product during such year shall be [ * ].

1.32         “Non-Ophthalmic Use” means any use of a Licensed Product for the treatment or prevention of any disease or condition, excluding in any case any Ophthalmic Use. For example, each of [ * ] would be a different Non-Ophthalmic Use, but both [ * ] would be deemed within the [ * ] Non-Ophthalmic Use.

1.33         “Ophthalmic Use” means any use of a Licensed Product for the treatment or prevention of any disease or condition relating to the eye. For example, each of [ * ] would be a different Ophthalmic Use.

1.34         “Pfizer Confidential Information” means all information that is disclosed (whether orally, electronically or in writing) by Pfizer to Quark or its Affiliates and (a) in the case of oral information, is outlined in a summary prepared by Pfizer and delivered to Quark promptly after disclosure and (b) in the case of written or electronic information is designated “Confidential” in writing by Pfizer at the time of disclosure to Quark, to the extent that such information is not (i) as of the date of disclosure known to Quark, other than by virtue of a prior confidential disclosure to Quark by Pfizer; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Quark; or (iii) obtained from a Third Party free from any obligation of confidentiality to Pfizer; or (iv) independently developed by Quark without access to the Pfizer Confidential Information; or (v) in the reasonable opinion of legal counsel, required to be disclosed under applicable Law; provided that, in the case of (v), Quark provides Pfizer sufficient prior notice (to the extent practicable) of such disclosure and agrees to cooperate, at the request and sole expense of Pfizer, with Pfizer’s efforts to preserve the confidentiality of such information.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.35         “Pfizer Patent Rights” means all patents and patent applications (including, subject to the third sentence of Section 7.5, all provisionals, divisionals, continuations, renewals, continuations-in-part, re-examinations, patents of addition, supplementary protection certificates, extensions, restorations of patent terms, letters of patent, registration or confirmation patents and reissues granted by a Governmental Authority) to the extent (i) owned, Controlled by or licensed to Pfizer or its Affiliates during the Term, and (ii) used by Pfizer or its Affiliates in the research, development or manufacture of Biomolecule or Licensed Products. Pfizer Patent Rights shall include patents and patent applications described in this Section 1.35 which are jointly owned by Pfizer and Quark or their respective Affiliates (or their respective assignees).

1.36         “Pfizer Quarter” means each of the four (4) thirteen (13) week periods (i) with respect to the United States, commencing on January 1 of any year, and (ii) with respect to any country in the Territory other than the United States, commencing on December 1 of any year.

1.37         “Pfizer Technology” means all scientific and technical information and data, including know-how, trade secrets and technology related thereto now or hereafter during the Term owned, Controlled by or licensed to Pfizer or any of its Affiliates that are used by Pfizer or its Affiliates in the research, development and manufacture of Biomolecule or Licensed Products. Pfizer Technology shall not include any Pfizer Patent Rights.

1.38         “Pfizer Year” means (i) in the United States, each of the twelve (12) month periods commencing on January 1 of any year and ending on December 31 and (ii) in any country in the Territory other than the United States, each of the twelve (12) month periods commencing on December 1 of any year and ending on November 30 of the following year.

1.39         “Phase I” means any human clinical trial, the principal purpose of which is preliminary determination of safety in healthy individuals or patients as described under 21 C.F.R. §312.21(a) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study.

1.40         “Phase II” means any human clinical trial conducted for purposes of preliminary determination of efficacy and/or preliminary establishment of appropriate dosage ranges for efficacy and safety in patients, as described under 21 C.F.R. §312.21(b) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study.

1.41         “Phase III” means any human clinical trial intended to be a pivotal trial for obtaining approval of a BLA or NDA, or to otherwise establish safety and efficacy in patients with the disease or condition being studied for purposes of filing a BLA or NDA, with the FDA or other applicable Regulatory Authority, as described under 21 C.F.R. §312.21(c) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.42         “Price Approval” means, in countries where Governmental Authorities authorize for reimbursement, or approve or determine pricing for pharmaceutical products for reimbursement or otherwise, receipt of such reimbursement authorization or pricing approval or determination.

1.43         “Product” means any product, including any pharmaceutical product or diagnostic product, which contains any Biomolecule, either alone or in combination with any other active pharmaceutical ingredient, in all formulations and strengths for all uses.

1.44         “Quark Confidential Information” means all information about any element of Quark Technology, as well as any other information regarding the business and operations of Quark, that is disclosed (whether orally, electronically or in writing) by Quark to Pfizer or its Affiliates and (a) in the case of oral information, is outlined in a summary prepared by Quark and delivered to Pfizer promptly after disclosure and (b) in the case of written or electronic information is designated “Confidential” in writing by Quark at the time of disclosure to Pfizer, to the extent that such information is not (i) as of the date of disclosure to Pfizer, known to Pfizer, other than by virtue of a prior confidential disclosure to Pfizer by Quark; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained from a Third Party free from any obligation of confidentiality to Quark; or (iv) independently developed by Pfizer without access to the Quark Confidential Information; or (v) in the reasonable opinion of legal counsel, required to be disclosed under applicable Law; provided that, in the case of (v), Pfizer provides Quark sufficient prior notice (to the extent practicable) of such disclosure and agrees to cooperate, at the request and sole expense of Quark, with Quark’s efforts to preserve the confidentiality of such information.

1.45         “Quark Patent Rights” means (i) all patents and patent applications listed on Exhibit B attached hereto and any patents which may issue from, or claim priority to or through, the applications listed on Exhibit B (which identifies separately the patents and patent applications (x) owned by Quark and (y) licensed to and Controlled by Quark), (ii) all other patents and patent applications in the Territory, now or hereafter during the Term Controlled by Quark or any of its respective Affiliates that relate to Biomolecule or any Licensed Product, and (iii) subject to the third sentence of Section 7.5, all provisionals, divisionals, continuations, renewals, continuations-in-part, re-examinations, patents of addition, supplementary protection certificates, extensions, restorations of patent terms, letters of patent, registration or confirmation patents and reissues with respect to any patents described in the foregoing clauses (i) or (ii) hereof granted by a Governmental Authority. Quark Patent Rights shall include any patents and patent applications described in this Section 1.45 which are jointly owned by Quark and Pfizer or their respective Affiliates (or their respective assignees).

1.46         “Quark Technology” means all scientific and technical information and data (whether or not patentable), including know-how, trade secrets and technology related thereto now or hereafter during the Term Controlled by Quark or any of its respective Affiliates that

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

relate to Biomolecule or any Licensed Product, including: (i) medical, clinical, toxicological or other scientific data, and (ii) processes and analytical methodology useful in the research, development and manufacture of Biomolecule or any Licensed Product. Quark Technology shall not include any Quark Patent Rights.

1.47         “Regulatory Approval” means any and all approvals, excluding any INDs, but including supplements and amendments, licenses, registrations or authorizations (other than Price Approvals) of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority, that are necessary for the manufacture, distribution, use, marketing or sale of a pharmaceutical product in a regulatory jurisdiction.

1.48         “Regulatory Authority” shall mean, in respect of a particular country or jurisdiction, the Governmental Authority having the responsibility for granting Regulatory Approvals in such country or jurisdiction.

1.49         “Royalty Term” shall mean, in respect of each country in the Territory, the period commencing on the first day of the Initial Royalty Term in such country and ending on the last day of the Extended Royalty Term in respect of such country or, if there is no Extended Royalty Term in such country, the last day of the Initial Royalty Term in such country.

1.50         “[ * ]” means [ * ] in the applicable country.

1.51         “Standby License” means the license agreement between Atugen AG and Pfizer relating to certain Quark Patent Rights owned by Atugen AG.

1.52         “Sublicensee” means a Third Party, which has been granted sublicense rights pursuant to this Agreement, which rights include at least the rights to make and sell the Licensed Product. Third Parties that have the right to formulate or package the Licensed Product shall be considered to have the right to “make” the Product for purposes of this Section 1.52, excluding however, Third Parties that have the right only to re-package Licensed Product for resale. Third Parties that are permitted only to distribute and resell Licensed Product, or that manufacture or package Licensed Product for supply to Pfizer or its Affiliates are not “Sublicensees.”

1.53         “Term” shall have the meaning assigned to it in Section 12.1.

1.54         “Territory” means the entire world.

1.55         “Third Party” shall mean any natural person, corporation, partnership, trust, limited liability company, or any other entity or organization other than Pfizer, Quark and its respective Affiliates.

1.56         “Third Party Claim” shall have the meaning assigned to it in Section 14.4.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.57         “Valid Claim” means any claim of (i) an issued and unexpired patent included within patents under the Quark Patent Rights which has not been rejected, revoked or held unenforceable or invalid by a final, nonappealable decision of a Governmental Authority of competent jurisdiction or unappealed within the time allowable for appeal, and which has not been disclaimed, or admitted by Quark to be invalid or unenforceable, or (ii) a pending patent application within the Quark Patent Rights that has not been cancelled, withdrawn, abandoned or pending for more than [ * ] years after the earliest filing date to which such pending application claims priority.

1.58         Construction. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “include”, “includes” and “including” are not limiting; (ii) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (iii) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (iv) references to any entity or person are also to its permitted successors and assigns; (v) references to an “Article”, “Section”, “Exhibit” or “Schedule” refer to an Article or Section of, or any Exhibit or Schedule to, this Agreement unless otherwise indicated; (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall”; and (vii) the word “any” shall mean “any and all” unless otherwise indicated by context.

1.59         Other Defined Terms. The following terms shall have the meanings ascribed to them in the provisions of this Agreement indicated opposite such term below:

1934 Act	1.8(b	)
Abandoned Patents	7.3(b	)
[ * ]	4.7
[ * ] Agreement	4.7
Biotech Company	1.8
Committee	4.1(a	)
Courts	15.2
Development Plan	4.1(h	)
DoJ	2.1
First Licensed Product Development Plan	4.1(h	)
First Ophthalmic Use Milestone	5.1
First Ophthalmic Use Milestone Payments	5.1
FTC	2.1
Infringement Claim	7.9(a	)
Initial JDC	4.1(a	)
JDC Chairman	4.1(a	)
JDC Vice Chairman	4.1(b	)
Joint Inventions	7.2(a	)
Joint Patents	7.4
JRC	4.1(a	)
JRC Chairman	4.1(a	)
JRC Vice Chairman	4.1(b	)
Large Pharmaceutical Company	1.8(d	)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Litigation Conditions	14.4(a	)
long acting formulation	5.1
Most Recent Milestone	5.1
Non-Ophthalmic Pre-clinical Studies	4.12
Non-Ophthalmic Use Milestone	5.3
Non-Ophthalmic Use Milestone Payments	5.3
Non-Ophthalmic Use Sales Milestone Payment	5.5
Notice of Non-Ophthalmic Use	4.10
Ophthalmic Use Sales Milestone Payment	5.4
Paragraph IV Claim	7.10
Parent Company	1.8
Pfizer Withholding Tax Action	6.6(b	)
Quark Patent Filing Schedule	7.3(a	)
Representatives	14.1
Second Ophthalmic Use	5.2
Second Ophthalmic Use Milestone	5.2
Second Ophthalmic Use Milestone Payments	5.2
separate patent filings	7.5
Shortfall Audit	6.5
Sole Inventions	7.2(a	)
Supply Notice	4.7(b	)
[ * ]	1.8(a	)
Third Party Patent Licenses	5.11(b	)
Transition Plan	4.11
VAT	.6.6(a	)
Voting Stock	1.8

Section 2.              HSR.

2.1           HSR. Promptly following signing of this Agreement, Pfizer (or its Affiliate) and Quark (or its Affiliate) shall take (i) all actions necessary to make the filing required under the HSR Act and (ii) reply at the earliest practicable date to any requests for information received from the United State Federal Trade Commission (“FTC”) or Antitrust Division of the United States Department of Justice (“DoJ”) pursuant to the HSR Act. The parties shall, to the extent reasonably practicable, consult with one another prior to making any filings, responses to inquiries or other contacts with the FTC or DoJ concerning the transactions contemplated hereby.

Section 3.              LICENSES; EXCLUSIVITY.

3.1           Exclusive Licenses. Subject to the terms of this Agreement, Quark hereby grants to Pfizer, and Pfizer hereby accepts, an exclusive license (even as to Quark and its Affiliates, except for performance of the responsibilities assigned to them under this Agreement), including the right to sublicense as provided in Section 3.3, under the Quark Patent Rights and Quark Technology to develop, make, have made, use, sell, offer for sale and import Biomolecules and Licensed Products in the Territory.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3.2           Non-Exclusive Research Licenses. Without limiting any of the licenses granted in Section 3.1, Quark hereby grants to Pfizer, and Pfizer hereby accepts, a non-exclusive, irrevocable, royalty-free, perpetual license in the Territory, to use solely for research done by Pfizer or its Affiliates or by Third Party contractors for Pfizer or its Affiliates the Quark Technology (excluding any Quark Technology that is now or hereafter during the Term covered by claims in issued patents or published patent applications) disclosed to Pfizer during the Term. For clarity, Pfizer shall not have any right to use or permit the use of the Quark Technology for or in connection with the sale or manufacture for sale of any products or processes. Pfizer hereby grants to Quark, and Quark hereby accepts, a non-exclusive, irrevocable, royalty-free, perpetual license in the Territory to use solely for research done by Quark or its Affiliates or by Third Party contractors for Quark or its Affiliates the Pfizer Technology (excluding any Pfizer Technology that is now or hereafter during the Term covered by claims in issued patents or published patent applications) disclosed to Quark during the Term. For clarity, Quark shall not have any rights to use or permit the use of the Pfizer Technology for or in connection with the sale or manufacture for sale of any products or processes.

3.3           Sublicenses. Pfizer may grant sublicenses under the licenses set forth in Section 3.1, in whole or in part, (i) to any of its Affiliates and (ii) to any Third Party; provided, however, Pfizer shall not grant any sublicense to any Sublicensee with respect to the Licensed Products in the United States, the Major EU Countries and Japan without the prior approval of Quark, which approval shall not be unreasonably withheld, conditioned or delayed. All sublicenses granted hereunder shall be consistent with, and subordinate to, the terms and conditions of this Agreement, and Pfizer shall be responsible for ensuring the compliance of its Sublicensees and shall remain responsible to Quark for all its obligations under this Agreement. In the event of a material default by any Sublicensee with respect to the sale of Licensed Products in the United States, the Major EU Countries or Japan, Pfizer will inform Quark and take such action, after consultation with Quark, that in Pfizer’s reasonable business judgment is required to address such default.

3.4           Negative Covenant; No Implied License. Each party covenants that it will not and shall ensure that its Affiliates and Sublicensees will not, practice technology licensed to it under this Agreement outside the scope of the licenses granted herein. Except as specifically provided herein, no party grants to the other parties any license, express or implied, to any technology, know-how, inventions, improvements, trade secrets or materials that it possesses.

3.5           Exclusivity. During the Term, neither Quark nor Pfizer shall, and neither of them shall permit any of its Affiliates to, commercialize any Biomolecule or any Product, except pursuant to this Agreement.

Section 4.              DEVELOPMENT, REGULATORY APPROVALS AND MARKETING.

4.1           Committees; Development Plans.

(a)           Committee. Within [ * ] days following the Effective Date, the parties will establish (i) a joint development committee for the purpose of overseeing the development of Licensed Products for Ophthalmic Uses (the “Initial JDC”) and (ii) a joint research committee [ * ] (the “JRC”). If the JRC [ * ]. Pfizer may, [ * ], and the JDC and the JRC may be referred to as the “Committee” or “Committees”).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b)           Membership; Subcommittees. Each Committee shall consist of an equal number of representatives from Pfizer and Quark, with each party entitled to one vote for decision-making purposes. Each JDC and the JRC shall have a representative designated by (i)  [ * ] who shall serve as the chairman of such JDC and JRC (the “JDC Chairman” and the “JRC Chairman,” as the case may be) and (ii) [ * ] who shall serve as the vice chairman of such JDC and JRC (the “JDC Vice Chairman” and the “JRC Vice Chairman,” as the case may be). The respective individual representatives of either party to each Committee may be removed and replaced from time to time at the discretion of the party he or she represents by sending notice of such action to the other party. A representative from either party may serve as his or her party’s representative on one or more JDCs as well as on the JRC pursuant to the appointment by such party. An alternate representative designated by a party may serve temporarily in the absence of a permanent representative for each Committee for such party. Each Committee may establish one or more subcommittees to oversee and implement specific development activities related to the Licensed Product for which such Committee is responsible. Each Committee shall establish the membership and operating procedures of any subcommittees formed by such Committee.

(c)           JDC Responsibilities. The role of each JDC shall be to oversee the development of each Licensed Product for the indications within the scope of such JDC, including to:

(i)            Review and approve the applicable Development Plan prepared by Pfizer for the Licensed Product for which it is responsible;

(ii)           Review and approve material amendments to the applicable Development Plan;

(iii)          Review and approve the overall strategy for clinical studies;

(iv)          Monitor the progress of all clinical trials and other studies for the Licensed Product for which it is responsible, including reviewing activities against the applicable Development Plan; and

(v)           To the extent practicable, review material activities relating to Regulatory Approval of the Licensed Product in question, including review pre-meeting briefing documents, executive summaries and meeting minutes in connection with meetings with Regulatory Authorities in the United States and the Major EU Countries; and

(vi)          Perform such other functions as appropriate to further the purposes of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Upon receipt of the Regulatory Approval of a Licensed Product for all of the indications within the scope of a JDC in the United States and the Major EU Countries, such JDC and its subcommittees shall terminate.

(d)           JRC Responsibilities. The role of the JRC shall be to oversee the pre-clinical development of the Licensed Products. [ * ], and any material amendments to such strategies, plans and protocols; provided, however, Quark shall have the right to complete the Non-Ophthalmic Pre-clinical Studies. Quark shall update the JRC from time to time regarding the progress of its Non-Ophthalmic Pre-Clinical Studies, and shall provide the JRC with the data and other results of such studies as soon as practicable after such studies are completed. The JRC shall review the data and results of such studies with the goal of identifying Non-Ophthalmic Uses that are appropriate for further development and (if successful) commercialization as Licensed Products. The JRC shall decide whether to pursue further development, including clinical studies, of the Licensed Product for each Non-Ophthalmic Use. Upon final decision following review of all data for all Non-Ophthalmic Pre-clinical Studies, the JRC and its subcommittees shall terminate.

(e)           Decision-making. All matters subject to approval of or determination by each Committee shall be decided by unanimous agreement. Subject to Section 4.1(f), in the event that any Committee is unable to reach agreement on any matter, such matter shall be considered in good faith, including taking into consideration any comments or suggestions provided by [ * ] representatives on such Committee, and decided by [ * ], as the case may be.

(f)            [ * ]. Notwithstanding Section 4.1(e), [ * ] shall have a [ * ] (i) [ * ] or (ii) [ * ]  In the case of [ * ]. In the case of [ * ]. In advance of such meeting, [ * ] shall submit to [ * ], and [ * ] shall respond with [ * ]. Thereafter (and in any event within [ * ] of [ * ], the [ * ] shall meet with the [ * ] to review the [ * ]. The [ * ] following [ * ].

(g)           Meetings. Each Committee shall meet at such times as the applicable JDC Chairman or the JRC Chairman may reasonably request (it being expected that a JDC shall meet at least once per calendar quarter during any period when there are active development activities pertaining to such JDC). Each Committee shall hold meetings at such times and places as shall be determined by such Committee (it being expected that any in-person meetings will alternate between the appropriate offices of each party). The applicable JDC Chairman and the JRC Chairman shall endeavor to circulate an agenda for each meeting within a reasonable time prior to such meeting, and will include all matters requested to be included on such agenda by the JDC Vice Chairman or the JRC Vice Chairman. The applicable JDC Chairman and the JRC Chairman will cause complete and accurate minutes of all material discussions occurring at each meeting and all matters decided upon at such meeting to be prepared. A copy of the draft minutes of each meeting will be provided to each member of the applicable Committee by the applicable JDC Chairman and the JRC Chairman, as the case may be. Such minutes shall not be finalized until the JDC Chairman and the JDC Vice Chairman, in the caser of JDC meeting minutes, and the JRC Chairman and the JRC Vice Chairman, in the case of JRC meeting minutes, review and confirm the accuracy of such minutes, provided that any minutes will be deemed approved unless the responsible person objects to the accuracy of such minutes within

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[ * ] of receipt. Any Committee meeting may also be held by telephone or videoconference, if agreed in advance by the applicable members of that Committee. Each party may invite such other personnel of such party to attend any meeting of any Committee as an observer as such party deems appropriate. The parties shall each be responsible for its own costs and expenses to attend the Committee meetings.

(h)           Development Plans. Each JDC shall prepare a development plan for the development of the Licensed Product it oversees (the “Development Plan”) and each party shall perform its respective development activities for each Licensed Product subject to and in accordance with the terms and conditions set forth in this Agreement and the Development Plan established for such Licensed Product by the applicable JDC. No later than [ * ] after the Effective Date, the Initial JDC shall formally adopt (i) a clinical development plan for the first Licensed Product for the treatment of [ * ], and (ii) a preliminary clinical development plan for the first Licensed Product for other Ophthalmic Use(s) (collectively, the “First Licensed Product Development Plan”). In the event the JRC determines to proceed with the development of a Licensed Product for any Additional Use, whether for Ophthalmic Use or Non-Ophthalmic Use, the applicable JDC shall adopt a Development Plan for the development of such Licensed Product for such Additional Use within [ * ] after the formation of such JDC. The components of each Development Plan for a Licensed Product shall be [ * ].

4.2           Updates to Development Plans. As needed from time to time, Pfizer may update the Development Plan to take into account completion, commencement or cessation of development activities not contemplated by the then-current Development Plan, and submit such proposed plan to the applicable JDC. Such JDC will endeavor to meet and finalize the updated plan(s) within [ * ] of receipt of such proposal. Once approved by the applicable JDC, such updated Development Plan shall replace the prior Development Plan.

4.3           Development [ * ]. Quark and its Affiliates shall have the right, at its sole discretion, to [ * ] for each Licensed Product in accordance with the [ * ]. Pfizer shall [ * ] consistent with the [ * ] for each Licensed Product. For each Licensed Product, the applicable JDC shall designate at least one [ * ]; provided, however, if Pfizer reasonably determines that the indication being studied is not [ * ], Quark’s right to [ * ] shall not apply to any Licensed Product for such indication. For clarity, the parties agree that there is [ * ].

4.4           Development Activities. Pfizer shall be responsible for overseeing all research and development of the Biomolecules and Licensed Products. During the development of each Licensed Products, Pfizer shall invite at least one (1) representative of Quark to [ * ], in each case in connection with the development of such Licensed Product.

4.5           Diligence. Pfizer will use Commercially Reasonable Efforts to develop, seek Regulatory Approval for, manufacture and commercialize Licensed Products.

4.6           Regulatory Affairs. Pfizer shall own and be responsible for preparing and submitting all regulatory filings and seeking and maintaining all Regulatory Approvals for all Licensed Products. In the event Quark shall have filed an IND with respect to a Licensed Product prior to the Effective Date, upon Pfizer’s request Quark shall promptly transfer such IND to Pfizer or its designated Affiliate.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

4.7           Manufacture and Supply.

(a)           Pfizer shall be responsible for the manufacture of all preclinical and clinical materials for each Licensed Product and for the commercial supply of each Licensed Product. Quark shall use reasonable efforts to promptly assign to Pfizer or its designated Affiliate the development and supply agreement, dated [ * ] (the “[ * ] Agreement”), between Quark and [ * ]. If the [ * ], Pfizer shall use [ * ] until the earlier of (i) [ * ] or (ii) [ * ]. Nothing herein shall restrict Quark from engaging [ * ] to manufacture any materials other than Biomolecules or Licensed Products.

(b)           If during the Term Pfizer determines that it desires to produce one or both strands of any Biomolecule for the commercial supply of any Licensed Product at a second site, whether such second site would be operated by Pfizer or by a Third Party, Pfizer shall give written notice of such determination to Quark (a “Supply Notice”). If within [ * ] following receipt of the Supply Notice, Quark notifies Pfizer that Quark desires to be considered as a supplier of such stand(s) of any Biomolecule set forth in the Supply Notice, then Pfizer shall negotiate exclusively with Quark and in good faith for a period of not less than [ * ] to determine whether Quark can satisfy the requirements of Pfizer. Such [ * ] period shall commence with the first substantive meeting between the parties to discuss the manufacturing requirements of Pfizer. In the course of its negotiations, Pfizer shall not impose on Quark supply conditions of quality, price, capacity or risk allocation that it would not require of Third Party suppliers or impose upon itself. It is the intent of this paragraph for Pfizer to select Quark as the supplier that provides a second site for the manufacture of such strand(s) of any Biomolecule selected by Pfizer if Quark desires to fill such role, is capable of doing so on competitive terms and Quark’s manufacturing capabilities in terms of quality, reliability and otherwise is reasonably satisfactory to Pfizer. For purposes of this paragraph only, “site” shall mean a geographical location of manufacturing facilities ([ * ]), and “second site” shall mean any manufacturing site that is not the initial site for the manufacture of Biomolecules for the commercial supply of Licensed Products. The initial site shall include both [ * ]’s site (which may be used solely to manufacture the registration batches and the launch supply of Biomolecule for the country or the group of countries for which the first Regulatory Approval is obtained) and Pfizer’s initial site, including the expansion of a facility within such site.

4.8           Costs. Pfizer shall be responsible for all costs associated with the research, development, manufacture and commercialization of Licensed Products that are incurred after the Effective Date. Pfizer shall reimburse Quark for costs incurred to research and develop Biomolecule and Licensed Products [ * ] in an amount not to exceed [ * ], which amount shall be due and payable within [ * ] after the Effective Date. Pfizer shall also reimburse Quark for those costs set forth in Schedule 4.8 hereto, which shall be due and payable within [ * ] after the Effective Date.

4.9           Commercialization. Subject to Section 4.10, Pfizer shall be responsible for all commercialization activities relating to the Licensed Products, including selection and ownership of all trademarks for all Licensed Products and pricing and other terms of sale for all Licensed Products. Subject to the terms attached as Schedule 4.9 hereto, Quark shall be the exclusive distributor of the Licensed Products for Ophthalmic Uses and Non-Ophthalmic Uses in Israel.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

4.10         [ * ] of Licensed Products for Non-Ophthalmic Indications. Pfizer shall give Quark notice within [ * ] following the filing of each BLA or NDA for a Licensed Product for a Non-Ophthalmic Use in the United States or the Major EU Countries (“Notice of Non-Ophthalmic Use”). Pfizer shall include with such Notice of Non-Ophthalmic Use a summary of its proposed marketing plan for such use. Within [ * ] of Quark’s receipt of such Notice of Non-Ophthalmic Use, the parties shall meet to discuss [ * ]. For clarity, Pfizer shall have no obligation to grant [ * ].

4.11         Transition Plan for Ophthalmic Uses. In order to ensure the smooth transition of ongoing development activities for the Ophthalmic Uses of the Licensed Products, the parties hereby agree to the provisions of the transition plan which is attached hereto as Exhibit C (the “Transition Plan”). If there is an inconsistency or disagreement between the Transition Plan and this Agreement, the terms of this Agreement shall prevail. Pfizer shall pay to Quark an amount equal to [ * ] within [ * ] after the Effective Date as partial reimbursement of Quark’s research and development costs and expenses incurred in connection with the research and development of the Licensed Product for wet age-related macular degeneration.

4.12         Transition Plan for Non-Ophthalmic Uses. In order to ensure the smooth transition of ongoing development activities for the Non-Ophthalmic Uses of the Licensed Products, Quark shall initially retain the right to [ * ] as set forth in Schedule 4.12 (the “Non-Ophthalmic Pre-clinical Studies”); provided, however, [ * ]. Pfizer shall pay to Quark an amount equal to [ * ] within [ * ] after the Effective Date in order to help fund the Non-Ophthalmic Pre-clinical Studies. In addition, Quark shall [ * ], and Pfizer shall [ * ]. Quark shall provide Pfizer a copy of [ * ].

Section 5.              FEES AND ROYALTIES.

5.1           Milestone Payments for First Ophthalmic Use. In consideration of the rights granted hereunder, and subject to the terms and conditions of this Agreement applicable to such payments, Pfizer shall pay to Quark the following amounts (the “First Ophthalmic Use Milestone Payments”) after the occurrence of the relevant milestone (the “First Ophthalmic Use Milestone”) for the first Licensed Product developed for the first Ophthalmic Use. Pfizer shall make the first First Ophthalmic Use Milestone Payment within [ * ] after the Effective Date and each of the other of such milestone payments within [ * ] after each of the other First Ophthalmic Use Milestones. For clarity, each First Ophthalmic Use Milestone shall be due and payable to Quark whether such milestone is achieved by Pfizer, its Affiliates, or any Sublicensee.

First Ophthalmic Use Milestone	First Ophthalmic Use Milestone Payment
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Each First Ophthalmic Use Milestone Payment shall be paid once, regardless of the number of the Licensed Products achieving such milestones.

In the event Pfizer develops a Licensed Product for Ophthalmic Use with [ * ], the First Ophthalmic Use Milestone Payments shall be [ * ]. For purposes of this paragraph only, [ * ].

If any First Ophthalmic Use Milestone (the “Most Recent Milestone”) is achieved without triggering any of the earlier First Ophthalmic Use Milestones, then Pfizer shall pay to Quark any missed First Ophthalmic Use Milestone Payment at the same time as the Most Recent Milestone payment is due, except that the Launch of the first Licensed Product in any one country of the Territory shall not be deemed to trigger any milestone payment related to the Launch of the first Licensed Product in any other country of the Territory.

For clarity, each milestone payment owed to Quark under this Section 5.1 which refers to the first Ophthalmic Use shall be paid to Quark for the first Licensed Product to achieve such milestone for an Ophthalmic Use.

5.2           Milestone Payments for the Second Ophthalmic Use. In consideration of the rights granted hereunder, and subject to the terms and conditions of this Agreement applicable to such payments, Pfizer shall pay to Quark the following amounts (the “Second Ophthalmic Use Milestone Payments”) after the occurrence of the relevant milestone (the “Second Ophthalmic Use Milestone”) for the first Licensed Product developed for an Ophthalmic Use other than the first Ophthalmic Use (the “Second Ophthalmic Use”). Pfizer shall make the Second Ophthalmic Use Milestone Payment within [ * ] after each of the Second Ophthalmic Use Milestones.

Second Ophthalmic Use Milestone	Second Ophthalmic Use Milestone Payment
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

Each Second Ophthalmic Use Milestone Payment shall be paid once, regardless of the number of Licensed Products or the number of additional Ophthalmic Uses for any Licensed Product achieving such milestones.

For clarity, if a Licensed Product achieves any of the Second Ophthalmic Use Milestones before all of the First Ophthalmic Use Milestones are triggered, then Pfizer shall pay to Quark such Second Ophthalmic Use Milestone Payment without regard to which Licensed Product(s) are involved in either Ophthalmic Use.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.3           Milestone Payments for Non-Ophthalmic Uses. In consideration of the rights granted hereunder, and subject to the terms and conditions of this Agreement applicable to such payments, Pfizer shall pay to Quark the following amounts (the “Non-Ophthalmic Use Milestone Payments”) after the occurrence of the relevant milestone (the “Non-Ophthalmic use Milestone”) for the first Licensed Product developed for each Non-Ophthalmic Use, subject to modification as provided in the final three sentences of this Section 5.3. Pfizer shall make the Non-Ophthalmic Use Milestone Payment within [ * ] after each Non-Ophthalmic Use Milestones.

Non-Ophthalmic Use Milestone	Non-Ophthalmic Use Milestone Payment
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

Each Non-Ophthalmic Use Milestone Payment shall be paid once for each applicable Non-Ophthalmic Use, regardless of the number of Licensed Products for the applicable Non-Ophthalmic Use.

If any of the foregoing milestones is achieved before the counterpart First Ophthalmic Use Milestone occurs, the Non-Ophthalmic Use Milestone Payment for such event shall be [ * ] so long as the Non-Ophthalmic Use in question is [ * ] which, based solely on the [ * ]. If the Non-Ophthalmic Use in question is [ * ], then this paragraph shall not apply. By way of example, [ * ]. Quark acknowledges that Pfizer may [ * ].

5.4           Sales Milestone Payments for Ophthalmic Uses. In consideration of the rights granted hereunder, and subject to the terms and conditions of this Agreement applicable to such payments, Pfizer shall pay to Quark the following one-time payments (each, an “Ophthalmic Use Sales Milestone Payment”) when aggregate Net Sales of all Licensed Products for Ophthalmic Uses in any [ * ] consecutive Pfizer Quarters in the Territory first reach the respective thresholds indicated below:

Worldwide Annual Net Sales	Sales Milestone Payment
Net Sales in any [ * ] consecutive Pfizer Quarters reach [ * ]	[ * ]
Net Sales in any [ * ] consecutive Pfizer Quarters reach [ * ]	[ * ]
Net Sales in any [ * ] consecutive Pfizer Quarters reach [ * ]	[ * ]

Each Ophthalmic Use Sales Milestone Payment shall be paid once, regardless of the number of Licensed Products sold or the number of Ophthalmic Uses commercialized.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.5           Sales Milestone Payments for Non-Ophthalmic Uses. In consideration of the rights granted hereunder, and subject to the terms and conditions of this Agreement applicable to such payments, Pfizer shall pay to Quark the following one-time payments (each, a “Non-Ophthalmic Use Sales Milestone Payment”) when aggregate Net Sales of all Licensed Products for Non-Ophthalmic Uses in any [ * ] consecutive Pfizer Quarters in the Territory first reach the respective thresholds indicated below:

Worldwide Annual Net Sales	Sales Milestone Payment
Net Sales in any [ * ] consecutive Pfizer Quarters reach [ * ]	[ * ]
Net Sales in any [ * ] consecutive Pfizer Quarters reach [ * ]	[ * ]
Net Sales in any [ * ] consecutive Pfizer Quarters reach [ * ]	[ * ]
Net Sales in any [ * ] consecutive Pfizer Quarters reach [ * ]	[ * ]

Each Non-Ophthalmic Use Sales Milestone Payment shall be paid once, regardless of the number of Licensed Products sold or the number of Non-Ophthalmic Uses commercialized.

5.6           Milestone Payment Not Creditable. Milestone payments made under Sections 5.1 through 5.5 shall be non-creditable and non-refundable.

5.7           Royalty Payments for Ophthalmic Uses. In consideration of the rights granted hereunder, and subject to the terms and conditions of this Agreement applicable to such payments, Pfizer shall pay to Quark, with respect to sales of the Licensed Products for Ophthalmic Uses, an amount equal to:

(a)           [ * ] of Net Sales for the portion of Net Sales of such Licensed Products in a calendar year in the Territory less than or equal to [ * ]; plus

(b)           [ * ] of Net Sales for the portion of Net Sales of such Licensed Products in a calendar year in the Territory greater than [ * ] and less than or equal to [ * ]; plus

(c)           [ * ] of Net Sales for the portion of Net Sales of such Licensed Products in a calendar year in the Territory in excess of [ * ].

5.8           Royalty Payments for Non-Ophthalmic Uses. In consideration of the rights granted hereunder, and subject to the terms and conditions of this Agreement applicable to such payments, Pfizer shall pay to Quark, with respect to sales of the Licensed Products for Non-Ophthalmic Uses, an amount equal to:

(a)           [ * ] of Net Sales for the portion of Net Sales of such Licensed Products in a calendar year in the Territory less than or equal to [ * ]; plus

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b)           [ * ] of Net Sales for the portion of Net Sales of such Licensed Products in a calendar year in the Territory greater than [ * ] and less than or equal to [ * ]; plus

(c)           [ * ] of Net Sales for the portion of Net Sales of such Licensed Products in a calendar year in the Territory in excess of [ * ].

If Quark commences [ * ], the royalties set forth in this Section 5.8 shall be [ * ].

5.9           Reduction in Royalty Payments. For Net Sales of a Licensed Product in the United States, any payments owed with respect to such Licensed Product pursuant to Sections 5.7 and 5.8 above during the Initial Royalty Term shall be reduced by [ * ] for the remainder of the Term if at any time the following events occur or are in existence: (x) [ * ], or (y) [ * ]. For Net Sales of a Licensed Product in a country in the Territory other than the United States, any payments owed with respect to such Licensed Product pursuant to Sections 5.7 and 5.8 above during the Initial Royalty Term shall be reduced by [ * ] for the remainder of the Term if at any time [ * ].

5.10         Duration of Royalty Payments. Payments under Sections 5.7 and 5.8 above shall continue until the expiration of the Initial Royalty Term in such country for the Licensed Product concerned. After the Initial Royalty Term, Pfizer shall make payments to Quark [ * ] above until the expiration of the Extended Royalty Term in such country for the Licensed Product concerned; provided, however, Pfizer’s obligations to make any payments with respect to sales of Licensed Products in the Territory under Sections 5.7 and 5.8 above after the Initial Royalty Term shall expire when [ * ]. Upon expiration of the Royalty Term for a particular Licensed Product, Pfizer shall have a royalty-free, perpetual, irrevocable, worldwide, non-exclusive license, with the right to sublicense, under the Quark Technology to make, have made, use, sell, offer for sale and import such Biomolecule and such Licensed Product in the countries where the Royalty Term has expired.

5.11         Third Party Royalties.

(a)           [ * ] all payments and other obligations to Third Parties existing as of the date hereof relating to Quark Patent Rights and Quark Technology, including the Atugen License. In the event the Standby License shall become effective, Pfizer shall have the right to [ * ].

(b)           If Pfizer (i) reasonably determines that, in order to avoid infringement of any patent not licensed hereunder, it is necessary for Pfizer to obtain a license from a Third Party, or at Pfizer’s direction, for Quark to obtain a license from a Third Party (with a sublicense or an assignment of such license to Pfizer) in order to develop, make, use, sell, offer for sale or import a Biomolecule or a Licensed Product in a country in the Territory and to pay a royalty or other payment under such license (including in connection with settlement of a patent infringement claim), or (ii) shall be subject to a final court or other binding order or ruling requiring the payment of a royalty or other payment to a Third Party patent holder in respect of any Biomolecule or Licensed Product in a country in the Territory (“Third Party Patent Licenses”), [ * ] of any consideration paid under Third Party Patent Licenses by Pfizer, its Affiliates or Sublicensees shall be fully creditable against royalties and other payments payable to Quark

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

hereunder; provided, however, in no event shall such credit cause the royalties paid to Quark for any particular Pfizer Quarter to be reduced to less than [ * ] of the amount that would otherwise be payable to Quark for such Pfizer Quarter pursuant to Sections 5.7 and 5.8; provided, further, that [ * ]. This Section 5.11(b) shall not apply to any Net Sales in the United States for any period of time during which [ * ]. In the event Quark obtains a license from a Third Party at Pfizer’s direction pursuant to clause (i) above, Pfizer shall reimburse Quark, within [ * ] following receipt of an invoice from Quark, for [ * ] of the royalties and other payments made by Quark under such agreement, or (in the case of royalties) such greater percentage as may be necessary to give effect to the provisos of the first sentence of this Section 5.11(b) (royalty floor provisions) or to the second sentence of this Section 5.11(b) (referring to clause (x) of Section 5.9). [ * ]. In the event Quark obtains a license from a Third Party at Pfizer’s direction pursuant to clause (i) above, (X) Quark shall not amend the terms of such license agreement without Pfizer’s approval and (Y) Pfizer shall provide Quark with the information sufficient to enable it to calculate and pay royalties under its Third Party Patent Licenses, if any, and shall otherwise reasonably cooperate to enable compliance with such agreements.

5.12         Royalty Floor. During the Initial Royalty Term, in no event shall the royalty reduction provisions of Sections 5.9 and 5.11(b) work together in a manner that causes the payments owed under Sections 5.7 and 5.8 with respect to Net Sales of a Licensed Product in any particular Pfizer Quarter to be equal to an amount less than [ * ] of the amount that would be due under Sections 5.7 and 5.8 without the application of any royalty reduction. During the Extended Royalty Term, the royalty rate shall not be reduced below the rate provided for in Section 5.10, except by means of application of Section 5.11(b), and in that case the net royalty payable to Quark shall not be reduced to less than [ * ] of the rate provided for in Section 5.10. In either case, [ * ]. For clarity, any reduction in payments to Quark pursuant to Section 5.11(a) shall not affect this Section 5.12.

5.13         Notices of Termination. In the event that Pfizer has given Quark any notice of termination of this Agreement under Section 13 below, [ * ] payments under Sections 5.1, 5.2 and 5.3 above shall become due during such notice period.

Section 6.              ACCOUNTING AND PROCEDURES FOR PAYMENT.

6.1           Inter-Company Sales. Sales between or among Pfizer, its Affiliates and Sublicensees shall not be subject to royalties under Section 5; royalties shall only be calculated upon Net Sales to a Third Party that is not a Sublicensee. Pfizer shall be responsible for accounting for and paying milestone payments and royalties on Net Sales by its Affiliates and Sublicensees.

6.2           Calculation of Net Sales. All royalty payments shall be computed and paid in United States dollars. For the purposes of determining the amount of any sales milestone payments under Sections 5.4 and 5.5 or royalties due for the relevant Pfizer Quarter, the amount of Net Sales in any foreign currency shall be converted into United States dollars in a manner consistent with Pfizer’s normal practices used to prepare its audited financial reports; provided that such practices use a widely accepted source of published exchange rates.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

6.3           Royalty Payments; Sales Milestone Payments.

(a)           Pfizer shall make royalty payments to Quark with respect to each Pfizer Quarter within [ * ] after the end of each Pfizer Quarter, and each payment shall be accompanied by a report identifying for each Licensed Product, the Net Sales for such Licensed Product for each country, and the computation of the amount payable to Quark. In addition, within [ * ] after the end of each Pfizer Year, Pfizer shall deliver to Quark a report, in the form attached hereto as Schedule 6.3, for each of the United States, Major EU Countries and Japan.

(b)           Pfizer shall make any Ophthalmic Use Sales Milestone Payment and any Non-Ophthalmic Use Sales Milestone Payment payable with respect to any [ * ] consecutive Pfizer Quarters within [ * ] after the end of the [ * ] Pfizer Quarter, and such payment shall be accompanied by a report identifying for each Licensed Product, the Net Sales for such Licensed Product for each country.

(c)           All reports provided under this Section 6.3 shall be kept confidential by Quark and not disclosed to any other party, other than Quark’s accountants which shall be obligated to keep such information confidential, and such information and reports shall only be used for purposes of this Agreement.

6.4           Method of Payments. All payments hereunder shall be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at Pfizer’s election, to the bank account set forth in Schedule 6.4, or to such other bank account as Quark shall designate in a notice at least fifteen (15) days before the payment is due. All payments under this Agreement which is not paid on the date due until [ * ] past such date shall bear interest from the date due until paid at a rate equal to the [ * ]. All payments under this Agreement which is not paid on the [ * ] past the date due shall bear interest from the date due until paid at a rate equal to the [ * ]

6.5           Inspection of Records. Pfizer shall, and shall cause its Affiliates and Sublicensees to, keep accurate books and records setting forth gross sales of each Licensed Product, Net Sales of each Licensed Product, and amounts payable hereunder to Quark for each such Licensed Product. Pfizer shall permit Quark, by independent qualified public accountants employed by Quark and reasonably acceptable to Pfizer, to examine such books and records at any reasonable time, upon reasonable notice, but not later than [ * ] following the rendering of any such reports or making of any payments to Quark hereunder. The foregoing right of examination may be exercised only [ * ] during any [ * ] period. In the event any audit shows a shortfall of more than [ * ] in any sales report submitted pursuant to Section 6.3 (the “Shortfall Audit”), Quark shall have the right to examine such books and records [ * ] during any [ * ] period; provided, however, if Quark’s examinations do not show a shortfall of more than [ * ] in any sales report submitted pursuant to Section 6.3 for a period of [ * ] following the Shortfall Audit, then the foregoing right of examination may be exercised only [ * ] during any [ * ] period. Such accountants may be required by Pfizer to enter into a reasonably acceptable confidentiality agreement, and in no event shall such accountants disclose to Quark any information, other than the accuracy of reports and payments made or due hereunder. The opinion of said independent accountants regarding such reports and payments shall be binding on the parties, other than in the case of manifest error. Quark shall bear the cost of any such examination and review; provided that if

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

the examination shows an underpayment of royalties of more than [ * ] of the amount due for the applicable period, then Pfizer shall promptly reimburse Quark for all costs incurred in connection with such examination. Pfizer shall promptly pay to Quark the amount of any underpayment of royalties revealed by such examination, together with interest calculated pursuant to Section 6.4. Any overpayment of royalties by Pfizer revealed by an examination shall be fully creditable against future royalty payments.

6.6           Tax Matters.

(a)           VAT. The parties agree to cooperate with one another and use reasonable efforts to avoid or reduce obligations to pay any value added tax or similar payment (“VAT”) in respect of any royalties, milestone payments and other payments made by Pfizer to Quark under this Agreement.  In the event that any VAT is owing in any jurisdiction in respect of any such payment, then Pfizer shall pay such VAT, then (i) if such VAT is owing as a result of any action by Pfizer, including any assignment or sublicense, or any failure on the part of Pfizer or its Affiliates to comply with applicable Laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the parties hereto, or to the extent such VAT may be recovered by Pfizer or credited to Pfizer, then the payment in respect of which such VAT is owing shall be made without deduction for or on account of such VAT to ensure that Quark receives a sum equal to the sum which it would have received had not such VAT been due or (ii) otherwise, such payment shall be made after deduction of such VAT.  Any increase in payments to Quark under this Section 6.6(a) shall reflect only the incremental increase in VAT directly resulting from clause (i) above. In the event that any VAT is owing in any jurisdiction in respect of any such payment, Quark will provide to Pfizer invoices showing the correct amount of VAT in respect of such payments hereunder.

(b)           The parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations on the part of Pfizer in respect of any royalties, milestone payments and other payments made by Pfizer to Quark under this Agreement.  If Pfizer is required to make a payment to Quark subject to a deduction of tax or withholding tax, (i) if such withholding or deduction obligation arises as a result of any action by Pfizer, including any assignment or sublicense, or any failure on the part of Pfizer to comply with applicable Laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the parties hereto (a “Pfizer Withholding Tax Action”), then the sum payable by Pfizer (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Quark receives a sum equal to the sum which it would have received had no such Pfizer Withholding Tax Action occurred, (ii) otherwise, the sum payable by Pfizer (in respect of which such deduction or withholding is required to be made) shall be made to Quark after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with applicable Law.  Any increase in the payments to Quark under this Section 6.6(b) shall reflect only the incremental increase in withholding tax directly resulting from Pfizer’s Withholding Tax Action.

(c)           Tax Cooperation.  To the extent Pfizer is required to deduct and withhold taxes on any payments to Quark, Pfizer shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Quark an official tax

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

certificate or other evidence of such withholding sufficient to enable Quark to claim such payments of taxes.  Quark shall provide to Pfizer any tax forms that may be reasonably necessary in order for Pfizer to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.  Quark shall use reasonable efforts to provide any such tax forms to Pfizer at least thirty (30) days prior to the due date for any payments for which Quark desires that Pfizer apply a reduced withholding rate.  Each party shall provide the other with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the party bearing such withholding tax or VAT.

Section 7.              PATENTS AND INFRINGEMENT.

7.1           Third Party License Agreements. The Parties acknowledge that to the extent Quark Patent Rights are held by Quark under license from Third Parties, Quark will allow Pfizer to exercise the rights set forth in this Section 7 which are granted to Pfizer to the extent the same rights have been granted to Quark under such Third Party license agreement(s).

7.2           Title to Inventions.

(a)           Each party shall own and retain the entire right, title and interest in and to all inventions made solely by such party’s and/or any of its Affiliates’ employee(s) or agent(s) and all intellectual property rights in such inventions (“Sole Inventions”). During the Term, each party shall own an undivided one-half interest in and to any inventions that are made jointly by each of the parties’ and/or their Affiliates’ employees or agents, and in all intellectual property rights in such jointly-made inventions (“Joint Inventions”). Inventorship of inventions (including whether such inventorship is sole or joint) will be determined by the applicable Laws of the United States. If there is a dispute between the parties as to which party shall own any particular invention, the parties shall engage a qualified independent Third Party patent attorney jointly selected by the parties as an expert to resolve such dispute.

(b)           Subject to the licenses of Section 3.1, each party shall retain the unrestricted right to use Joint Inventions and to grant licenses thereto, without the consent of or a duty of accounting to the other party.

7.3           Prosecution of Quark Patent Rights (Sole Inventions).

(a)           With respect to Quark Patent Rights that are owned solely by Quark, Quark and Pfizer shall cooperate in connection with the continued prosecution and maintenance by Quark of such Quark Patent Rights; provided, however, that if there are any Quark Patent Rights that [ * ]. The out-of-pocket costs and expenses incurred to obtain, prosecute and maintain Quark Patent Rights that are solely owned by Quark shall be:  (a) [ * ], and (b) [ * ]. Quark shall notify Pfizer at least [ * ] prior to the deadline for entering into national phase with respect to any PCT application included in Quark Patent Rights. No later than [ * ] prior to entry into national phase, Pfizer shall provide Quark with a list of countries not identified on the Quark Patent Filing Schedule and the patent applications for each such country that Pfizer would like Quark to file. Quark shall file international patent applications, or designate for national filing and file, in all such countries the patent applications requested by Pfizer. Pfizer shall have access

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to all documentation, filings and communications to or from the respective patent offices, at reasonable times and upon reasonable notice. Quark shall keep Pfizer informed of the status of all pending patent applications that pertain to any Biomolecule or any Licensed Product. Quark, its agents and attorneys shall give due consideration to all suggestions and comments of Pfizer regarding any aspect of such patent prosecutions.

(b)           Quark shall not abandon any Quark Patent Rights without at least [ * ] prior notice to Pfizer. If Quark decides to abandon any Quark Patent Rights (the “Abandoned Patents”), Pfizer shall have the option to [ * ] such patents and patent applications, [ * ] and to continue the prosecution and maintenance of such patents and patent applications [ * ]. Quark Patent Rights shall not include any Abandoned Patents, and if Pfizer elects to continue the prosecution and maintenance of the Abandoned Patents, Quark shall [ * ]. In such event, [ * ].

7.4           Prosecution of Joint Patents. The JDC shall determine which party shall be responsible for obtaining, prosecuting and/or maintaining patents and patent applications, in appropriate countries in the Territory, covering Joint Inventions owned by Quark and Pfizer (“Joint Patents”). The out-of-pocket costs and expenses incurred to obtain, prosecute and maintain Joint Patents shall be:  (a) [ * ], and (b) [ * ]. Either party may decline to bear its share of the costs and expenses to file, prosecute and/or maintain any particular Joint Patent in one or more countries. In that case, the other party may undertake the responsibility for filing, prosecuting and/or maintaining such Joint Patent at its own expense, and if it does so, the declining party shall assign to the other party all its right, title and interest to any such Joint Patent(s), and upon such assignment such Joint Patent(s) shall become solely Pfizer Patent Rights or Quark Patent Rights, as the case may be.

7.5           Patents Covering Biomolecules and Licensed Products. Whenever permitted by applicable Laws, the patent applications that cover Biomolecules or Licensed Products shall be split from patent applications that cover other molecules or products in all countries in the Territory where such patent applications have been filed. The parties shall attempt to cover Biomolecules and Licensed Products in patent applications with claims that are as broad as possible, taking into account the desire not to cover, generally or specifically, other molecules or products to the extent such other molecules or products can be covered by separate patent applications. Divisionals or other patent applications that have been filed to cover molecules or products other than Biomolecules and Licensed Products (“separate patent filings”) shall be excluded from the definition of Pfizer Patent Rights or Quark Patent Rights, as the case may be, even though they may claim priority dates based on, or otherwise derive from, patent filings that included or related to Biomolecules and Licensed Products, and each Party shall have the right to prosecute and enforce such separate patent filings in its own name, in its sole discretion, for its sole benefit and at its sole expense. Quark shall keep Pfizer informed of the status regarding the split of patent applications contemplated in this Section, including providing access to all related documentation, filings and communications. Quark, its agents and attorneys shall give due consideration to all suggestions and comments of Pfizer regarding any aspect of such patent prosecutions. If any separate patent filings are Joint Patents, they shall be subject to Section 7.4.

7.6           Notices and Encumbrances. Quark agrees that it will execute and file those notices and other filings as Pfizer shall request be made, from time to time with the United States Patent and Trademark Office (or any successor agency) or any analogous patent office in the Territory with respect to the rights granted under this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7.7           Patent Term Extensions.

(a)           Subject to Section 7.7(b), Pfizer shall have the exclusive right and obligation to seek patent term extensions or supplemental patent protection, including supplementary protection certificates, in any country in the Territory in relation to the Quark Patent Rights in Quark’s name, but at Pfizer’s expense. Quark and Pfizer shall cooperate in connection with all such activities, and Pfizer, its agents and attorneys will give due consideration to all timely suggestions and comments of Quark regarding any such activities; provided, all final decisions shall be made by Pfizer.

(b)           At least [ * ] after the first Regulatory Approval or patent grant, whichever is the later applicable reference point for patent term extensions, Pfizer shall notify Quark of its intention to seek a patent term extension or supplemental patent protection with respect to any patent within Quark Patent Rights. If the patents within Quark Patent Rights do not cover any then-marketed products other than Licensed Product, the decision of Pfizer shall be final. However, if any patent within Quark Patent Rights also covers then-marketed products other than Licensed Products, Pfizer does not intend to seek extended protection for such patent, and Quark desires to seek a patent term extension or supplemental protection with respect to such patent, then Quark may, upon notice to Pfizer, assume responsibility for seeking a patent term extension or supplemental patent protection. If the original Pfizer notice under this Section 7.7(b) indicated an intention to pursue a patent term extension or supplemental patent protection, Pfizer shall thereafter pursue such extended protection diligently and in good faith.

7.8           Interpretation of Patent Judgments. If any claim relating to a patent under the Quark Patent Rights becomes the subject of a judgment, decree or decision of a court, tribunal, or other authority of competent jurisdiction in any country, which judgment, decree, or decision is or becomes final (there being no further right of review) and adjudicates the validity, enforceability, scope, or infringement of the same, the construction of such claim in such judgment, decree or decision shall be followed thereafter in such country in determining whether a product is a Licensed Product hereunder, not only as to such claim but also as to all other claims in such country to which such construction reasonably applies. If at any time there are two or more conflicting final judgments, decrees, or decisions with respect to the same claim, the decision of the higher tribunal shall thereafter control, but if the tribunal be of equal rank, then the final judgment, decree, or decision more favorable to such claim shall control unless and until the majority of such tribunals of equal rank adopt or follow a less favorable final judgment, decree, or decision, in which event the latter shall control.

7.9           Infringement of Quark Patent Rights by a Third Party.

(a)           Each of the parties will promptly notify the other in the event of any actual, potential or suspected infringement of a patent under the Quark Patent Rights by any Third Party (an “Infringement Claim”). Pfizer shall have the right, but not the obligation, to institute litigation in connection with an Infringement Claim, and any such litigation shall be at Pfizer’s

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expense; provided that Quark shall be entitled to receive [ * ] of any damages, settlements, accounts of profits, or other financial compensation recovered by Pfizer from a Third Party based upon any such Infringement Claim after deducting Pfizer’s out-of-pocket expenses (including counsel fees and expenses) incurred in pursuing such Infringement Claim. Any suit by Pfizer shall be either in the name of Quark or its Affiliate, the name of Pfizer or its Affiliate, or jointly by Pfizer, Quark or their respective Affiliates, as may be required by the Law of the forum, provided, however, that if such suit is filed in the name of Quark or an Affiliate (either solely or jointly), [ * ]. For this purpose, Quark shall execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by Pfizer.

(b)           If Pfizer elects not to assume control over enforcing any Infringement Claim, Quark may, but shall not be required to, assume sole control over enforcing such Infringement Claim using counsel of its choice.  Any suit by Quark shall be either in the name of Quark or its Affiliate, the name of Pfizer or its Affiliate, or jointly by Pfizer, Quark or their respective Affiliates, as may be required by the Law of the forum, provided, however, that if such suit is filed in the name of Pfizer or an Affiliate (either solely or jointly), [ * ].  For this purpose, Pfizer shall execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by Quark. In the event Quark assumes control over enforcing any Infringement Claim, Pfizer shall be entitled to receive [ * ] of any damages, settlements, accounts of profits, or other financial compensation recovered from a Third Party based upon any such Infringement Claim after deducting Quark’s out-of-pocket expenses (including counsel fees and expenses) incurred in pursuing such Infringement Claim, and Quark may retain the balance.

7.10         Paragraph IV Notices. If any party receives a notice under 21 U.S.C. §355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV), or any notice under any future analogous provisions of United States Law relating to regulation or approval of biological products, concerning a Quark Patent Right, as it relates to a Licensed Product (a “Paragraph IV Claim”), then it shall provide a copy of such notice to the other parties within [ * ] after its receipt thereof. Pfizer shall have the right, but not the obligation, to initiate patent infringement litigation for such Paragraph IV Claim, at its own expense. If Pfizer elects not to assume control over enforcing any Paragraph IV Claim, Pfizer shall notify Quark as soon as practicable but in any event not later than [ * ] before the first action required to enforce or preserve such Paragraph IV Claim so that Quark may, but shall not be required to, assume sole control over enforcing such Paragraph IV Claim using counsel of its own choice. The parties shall cooperate in the prosecution of any Paragraph IV Claim, and share any compensation recovered as a result of such prosecution, as set forth in Section 7.9 above.

7.11         Other Actions by a Third Party. Each of the parties shall promptly notify the other in the event of any legal or administrative action by any Third Party against a Joint Patent or Quark Patent Right of which it becomes aware, including any nullity, revocation, reexamination or compulsory license proceeding. Pfizer shall have the first right, but not the obligation, to defend against any such action involving a Quark Patent Right or a Joint Patent, in its own name, and the costs of any such defense shall be at Pfizer’s expense. Quark, upon request of Pfizer, agrees to join in any such action and to cooperate reasonably with Pfizer. If Pfizer fails to defend against any such action involving such Quark Patent Right or Joint Patent, then Quark shall have the right, but not the obligation, to defend such action, in its own name, and any such defense shall be at Quark’s expense. Pfizer, upon request of Quark, shall cooperate reasonably with Quark in any such action.

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7.12         Compensation to Inventors. As between Quark and Pfizer only, Quark shall be responsible for any compensation and any other payments due to the inventors of any Quark Patent Rights, including any Quark Patent Rights licensed to Quark by a Third Party, and Pfizer shall be responsible for any compensation and any other payments due to the inventors of any Pfizer Patent Rights, including any Pfizer Patent Rights licensed to Pfizer by a Third Party. In the case of Joint Patents, each Party shall be responsible for any compensation and any other payments due to its respective inventors.

Section 8.              CONFIDENTIALITY; PUBLICATION.

8.1           Confidentiality.

(a)           Quark agrees that, during the Term and for [ * ] thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Quark Confidential Information and Pfizer Confidential Information that is disclosed pursuant to this Agreement. Quark agrees to take such action, and to cause its Affiliates to take such action, to preserve the confidentiality of Quark Confidential Information and Pfizer Confidential Information, respectively, as it would customarily take to preserve the confidentiality of its own similar types of confidential information. Quark represents that all of its employees and any of its consultants, scientific collaborators, or sub-contractors who shall have access to Pfizer Confidential Information or Quark Confidential Information are, or will be, bound by an agreement to maintain such information in confidence. Quark shall, and shall cause its Affiliates, (i) to use Pfizer Confidential Information only as expressly permitted in this Agreement and (ii) not disclose Quark Confidential Information or Pfizer Confidential Information to any Third Parties under any circumstance without the prior consent of Pfizer, except as expressly permitted in this Agreement.

(b)           Notwithstanding Section 8.1(a), (i) Quark shall be permitted to use Quark Confidential Information for any purpose other than those purposes exclusively licensed to Pfizer pursuant to Section 3.1, and (ii) except as provided in the final sentence of this Section 8.1(b), may disclose Quark Confidential Information to actual and prospective contractors, licensees, advisors, investigators or investors, as well as potential acquirors, that have signed confidentiality agreements containing, or are otherwise bound by, confidentiality obligations as restrictive as those contained herein, or as necessary or desirable to obtain patents, enforce its rights, or to communicate with Governmental Authorities. Quark shall not disclose Quark Confidential Information which is related solely to Biomolecules or Licensed Products except as necessary or reasonable to carry out the purposes of this Agreement or to obtain patents, enforce its rights, or to communicate with Governmental Agencies.

(c)           Pfizer agrees that, during the Term and for [ * ] thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Quark Confidential Information that is disclosed pursuant to this Agreement. Pfizer agrees to take such action, and to cause its Affiliates to take such action, to preserve the confidentiality of Quark Confidential Information

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as it would customarily take to preserve the confidentiality of its own similar types of confidential information. Pfizer represents that all of its employees and any of its consultants or sub-contractors who shall have access to Quark Confidential Information are, or will be, bound by an agreement to maintain such information in confidence. Pfizer shall, and shall cause its Affiliates, (i) to use Quark Confidential Information only as expressly permitted in this Agreement and (ii) not disclose Quark Confidential Information to any Third Parties under any circumstance without the prior consent of Quark, except as expressly permitted in this Agreement.

(d)           For clarity, Pfizer may disclose Quark Confidential Information (i) to Governmental Authorities (a) to the extent desirable to obtain or maintain INDs or Regulatory Approvals for any Biomolecule or Licensed Product within the Territory and (b) in order to respond to inquiries, requests or investigations by Governmental Authorities; (ii) to outside consultants, scientific advisory boards, managed care organizations, non-clinical and clinical investigators, and to the extent desirable to patent, trademark, develop, register or market any Biomolecule or Licensed Product; provided that Pfizer shall obtain the same confidentiality obligations from such Third Parties as it obtains with respect to its own similar types of confidential information; and (iii) to the extent necessary in order to enforce its rights under this Agreement. Notwithstanding anything to the contrary in this Section 8.1, Quark may disclose Pfizer Confidential Information to Governmental Authorities in order to respond to inquiries, requests or investigations.

(e)           Subject to Sections 3.2, 5.10 and 13.3 which grant Pfizer and/or Quark continuing rights of use of Quark Confidential Information and Pfizer Confidential Information, as the case may be, after the termination of this Agreement pursuant to Section 13, Pfizer and Quark each agree, upon the other’s request, to return or destroy all Quark Confidential Information or Pfizer Confidential Information, as the case may be, disclosed to it pursuant to this Agreement, including all copies and extracts of documents, as promptly as practicable following its receipt of such request, except that one (1) copy may be kept for the purpose of complying with continuing obligations under this Agreement.

8.2           Publications and Presentations. Quark shall not, and (subject to existing commitments set forth in Schedule 8.2) shall cause its Affiliates and its Affiliates’ employees, consultants, contractors, licensees and agents not to, publish or publicly present any results of any preclinical or clinical studies with respect to any Biomolecule or Licensed Product without Pfizer’s prior consent [ * ], except as may be required by applicable Law or legal proceedings. Pfizer recognizes that Quark has an interest in the publication of preclinical studies (particularly the results of proof of concept and efficacy experiments) related to Biomolecules conducted by itself and its collaborators, and agrees that the [ * ]. Subject to the foregoing, Quark shall provide to Pfizer the opportunity to review any proposed abstracts, manuscripts or summaries of presentations that cover any Biomolecule or Licensed Product at least [ * ] prior to Quark’s submission of such proposed abstract, manuscript or summary for publication or presentation. Pfizer shall designate a person who shall be responsible for reviewing and approving such publications or presentations. Such designated person shall respond promptly and in no event later than [ * ] after receipt of the proposed material. With respect to any proposed abstracts, manuscripts or summaries for publication or presentation by investigators or other Third Parties,

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such materials shall be subject to review under the principles of this Section 8.2 to the extent reasonably practicable. Nothing in this Section 8 shall be construed to limit the right of Pfizer’s or Quark’s clinical investigators to publish the results of their own studies.

8.3           Publicity. The public announcement of the execution of this Agreement is set forth in Schedule 8.3 attached hereto and may be promptly disseminated following the execution of this Agreement by any party. Except as set forth in Sections 8.1(b), 8.1(d) and 8.2, no party may make a public statement or disclosure (written or oral), including in analyst meetings, concerning the terms of this Agreement, except where such statement: (a) is required by applicable Law or legal proceedings, or (b) in the case of any public statement or disclosure pursuant to clause (a) above, the party required to make such statement or disclosure shall (i) use reasonable efforts to include in such statement or disclosure only the information that, after consultation with counsel, such party believes is required by applicable Law to be disclosed and (ii) provide the other party with a copy of such statement sufficiently in advance of dissemination so that the other party will have the opportunity to comment upon the statement, and shall give due consideration to any comments of the other party in the final statement.

8.4           Filing, Registration or Notification of the Agreement. If a party determines that it is required by applicable Law to publicly file, register or notify this Agreement with a Governmental Authority, including public filings pursuant to securities laws, it shall provide the proposed redacted form of the Agreement to the other party with a reasonable amount of time for the other party to review such draft and agree upon such redacted form of the Agreement. The party making such filing, registration or notification shall request, and use commercially reasonable efforts to obtain, confidential treatment of all terms redacted from this Agreement for a term of at least five (5) years. Each party shall be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

Section 9.              REPRESENTATIONS AND WARRANTIES.

9.1           Quark Representations and Warranties. As of the date hereof and as of the Effective Date, Quark hereby represents and warrants to Pfizer as follows:

(a)           Exhibit B contains a complete and correct list of all patents and patent applications in the Territory owned, Controlled by or licensed to Quark (and pursuant to Section 1.45, indicating which (x) are owned and (y) which are licensed) relating to the research, development, manufacture, use, sale, offer for sale or importation of Biomolecules or Licensed Products. To Quark’s knowledge, the research, development, manufacture, use, sale, offer for sale or importation by Pfizer of the Biomolecules, including in finished dosage form, does not and will not infringe any claim in any issued patent of any Third Party, or, if and when issued, claims within published patent applications of any Third Party, except as heretofore disclosed to Pfizer. Quark has furnished to Pfizer all material information in its possession relating to (i) infringement, if any, of Quark Patent Rights or (ii) claims within patents or published patent applications of Third Parties covering the composition of matter or use of Biomolecules. To the knowledge of Quark, no claim or litigation has been brought or is threatened by any person or entity alleging that (i) any of the Quark Patent Rights in the Territory is invalid or unenforceable, or (ii) practice of any of the Quark Technology in the Territory infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any Third Party (including by way

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of example through the institution or written threat of institution of interference, nullity, revocation or similar invalidity proceedings before the United States Patent and Trademark Office or any equivalent foreign entity). Quark has complied with applicable Laws, including any disclosure requirements, in connection with the filing, prosecution and maintenance of Quark Patent Rights in the Territory.

(b)           Except as listed on Exhibit B for patents and patent applications subject to the licenses granted to Quark pursuant to the Atugen License, Quark is the sole legal and beneficial owner of the Quark Patent Rights, free of any lien, encumbrance, charge, security interest, mortgage or other similar restriction. No Third Party has any right, interest or claims in or to, and neither Quark nor its Affiliate has not entered into any agreement granting any right, interest, license or claim in or to, the Quark Patent Rights or Quark Technology insofar as such rights pertain to Biomolecules or Licensed Products. All assignments to Quark of inventorship rights relating to the Quark Patent Rights owned by Quark are valid and enforceable.

(c)           Except for the Atugen License, there are no agreements to which Quark is a party pursuant to which Quark has a license, an option to obtain a license, or holds an immunity from suit, with respect to patents which are pending, applied for, granted or registered and reasonably could be asserted by any Third Party to be infringed by the research, development, manufacture, use, sale, offer for sale or importation of the Biomolecules. The Atugen License (i) constitutes a valid and legally binding obligation of each of the parties thereto, enforceable in accordance with its terms and is in full force and effect, (ii) will continue to be in full force and effect on identical terms immediately following the execution and performance of this Agreement, except as modified by the Amendment and Option of even date herewith by and among Atugen AG, Pfizer and Quark, and (iii) represents the complete agreement and understanding between Quark and Atugen AG relating to the patent rights that are the subject of the Atugen License. Quark has performed all of its obligations under the Atugen License and Quark is not (with or without the lapse of time or the giving of notice, or both) in breach or default under the Atugen License, and, to the knowledge of Quark, Atugen AG is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Quark has not received and is not aware of any notice or claim against it with respect to any breach or default under the Atugen License. Complete and correct copies of the Atugen License (including all amendments, supplements and waivers thereto) have heretofore been delivered to Pfizer.

(d)           Quark has heretofore disclosed to Pfizer all material scientific and technical information known to it or its Affiliates with respect to the Biomolecules and the Licensed Products.

(e)           All agreements between Quark and Third Parties regarding the supply and manufacture of the Biomolecules (including intermediate molecules) and the Licensed Products (including all amendments, supplements and waivers thereto) have heretofore been delivered to Pfizer.

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(f)            Quark has heretofore disclosed to Pfizer all material correspondence and contact information between Quark and the FDA and any other Governmental Authorities regarding the Biomolecules or the Licensed Products.

(g)           Quark has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Quark have been duly and validly authorized and approved by proper corporate actions on the part of Quark, and Quark has taken all other action required by applicable Law, its certificate of incorporation, by-laws or other organizational documents or any agreement to which it is a party or to which it may be subject required to authorize such execution, delivery and performance (other than compliance with all applicable requirements of the HSR Act and other Laws implicated by the performance by Quark and its Affiliates of their obligations hereunder at the time of such performance). Assuming due authorization, execution and delivery on the part of Pfizer, this Agreement constitutes a legal, valid and binding obligation of Quark, enforceable against Quark in accordance with its terms.

(h)           The execution and delivery of this Agreement by Quark and the performance by Quark contemplated hereunder does not and will not violate any applicable Laws or any order of any Governmental Authority (assuming compliance with all applicable requirements of the HSR Act and other Laws implicated by the performance by Quark and its Affiliates of their obligations hereunder at the time of such performance), and will not conflict with or constitute a material default under any contractual obligation of Quark or its Affiliates.

(i)            Neither the execution and delivery of this Agreement nor the performance hereof by Quark requires Quark or any of its Affiliates to obtain any permits, authorizations or consents from any Governmental Authority (assuming compliance with all applicable requirements of the HSR Act and other Laws implicated by the performance by Quark and its Affiliates of their obligations hereunder at the time of such performance) or from any other person, firm or corporation and such execution, delivery and performance will not result in the breach of or give rise to any termination of, rescission, renegotiation or acceleration under or trigger any other rights under  any agreement or contract to which Quark or any of its Affiliates may be a party.

(j)            There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in Law or in equity, pending or relating to or, to the knowledge of Quark, threatened against Quark or any of its Affiliates, in each case in connection with the Quark Patent Rights, the Quark Technology, the Biomolecules or Licensed Products or relating to the transactions contemplated by this Agreement.

9.2           Pfizer Representations and Warranties. As of the date hereof and as of the Effective Date, Pfizer hereby represents and warrants to Quark as follows:

(a)           Pfizer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and

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performance of this Agreement by Pfizer have been duly and validly authorized and approved by proper corporate action on the part of Pfizer, and Pfizer has taken all other actions required by applicable Law, its certificate of incorporation or by-laws or any agreement to which it is a party or to which it may be subject required to authorize such execution, delivery and performance (other than compliance with all applicable requirements of the HSR Act and other Laws implicated by the performance by Pfizer and its Affiliates of their obligations hereunder at the time of such performance). Assuming due authorization, execution and delivery on the part of Quark, this Agreement constitutes a legal, valid and binding obligation of Pfizer, enforceable against Pfizer in accordance with its terms.

(b)           The execution and delivery of this Agreement and the performance by Pfizer contemplated hereunder does not and will not violate any applicable Laws or any order of any Governmental Authority (assuming compliance with all applicable requirements of the HSR Act and other Laws implicated by the performance by Pfizer and its Affiliates of their obligations hereunder at the time of such performance) and will not conflict with or constitute a material default under any contractual obligation of Pfizer or its Affiliates.

(c)           Neither the execution and delivery of this Agreement nor the performance hereof by Pfizer requires Pfizer or any of its Affiliates to obtain any permits, authorizations or consents from any Governmental Authority (subject to obtaining all necessary Regulatory Approvals with respect to the manufacture, use or sale of Biomolecules and Licensed Products and assuming compliance with all applicable requirements of the HSR Act and other Laws implicated by the performance by Pfizer and its Affiliates of their obligations hereunder at the time of such performance) or from any other person, firm or corporation and such execution, delivery and performance will not result in the breach of or give rise to any termination of, rescission, renegotiation or acceleration under or trigger any other rights under any agreement or contract to which Pfizer or any of its Affiliates may be a party.

(d)           There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in Law or in equity, pending or relating to or, to the knowledge of Pfizer, threatened against Pfizer or any of its Affiliates in each case in connection with the Pfizer Patent Rights, the Pfizer Technology, the Biomolecules or Licensed Products or relating to the transactions contemplated by this Agreement.

9.3           Disclaimer of Warranty. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO BIOMOLECULES, LICENSED PRODUCTS, QUARK PATENT RIGHTS, QUARK TECHNOLOGY, PFIZER PATENT RIGHTS OR PFIZER TECHNOLOGY. EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 9, PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

Section 10.            COVENANTS.

10.1         Quark Covenants. Quark hereby covenants and agrees with Pfizer that:

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(a)           Quark shall maintain in effect the Atugen License and shall not take any actions (or omit to take any actions) that would result in a breach of the Atugen License or any termination thereof prior to the applicable stated term of the Atugen License. Quark agrees that it shall not amend, modify or supplement the Atugen License or waive any terms or conditions thereunder that would have an adverse effect on Pfizer’s rights hereunder, without the prior consent of Pfizer. In addition, except as permitted by Section 16.6, Quark shall not sell, assign, convey, pledge, hypothecate or otherwise transfer the Atugen License or Quark’s rights or obligations thereunder, or otherwise make any commitment in a manner that conflicts with Pfizer’s rights hereunder without the prior consent of Pfizer. Quark shall immediately notify Pfizer upon receipt by Quark of any notice from Atugen AG of any actual or alleged default or breach or of its intent to terminate the Atugen License, exercise of its rights or remedies thereunder, or otherwise take any action that may adversely affect Pfizer’s rights under this Agreement.

(b)           Subject to Section 16.6, during the Term, Quark shall not sell or assign to any person (i) any Quark Patent Rights that are registered in the name of or owned or Controlled by Quark, or (ii) any Quark Technology which is material to the activities of Quark or Pfizer under this Agreement; provided, however, Quark and any Affiliate of Quark may sell or assign Quark Patent Rights and/or Quark Technology to any wholly-owned direct or indirect subsidiary of Quark that (x) is and continues to be at all times incorporated and domiciled (including with respect to principal headquarters) in any state of the United States and (y) prior to any such sale or assignment to such person described in clause (x), has acknowledged and confirmed in writing to Pfizer, all in a manner reasonably acceptable to Pfizer, that, effective as of such sale or assignment, such transferee shall be bound by this Agreement as if it were a party to it and to the identical extent applicable to the transferor with respect to Quark Patent Rights and/or Quark Technology. In addition, except as permitted by Section 16.6, during the Term, Quark shall not incur or permit to exist (and shall cause each Affiliate not to incur or permit to exist) any indebtedness for which any Quark Patent Rights and/or Quark Technology (A) constitutes collateral for such indebtedness, or (B) is subject to any lien, encumbrance, charge, security interest, mortgage, liability, or other restriction with respect to such indebtedness. Nothing in this Section 10.1 shall restrict Quark from granting licenses to Third Parties under the Quark Patent Rights or Quark Technology outside the scope of the exclusive licenses to Pfizer contained in this Agreement.

(c)           Quark shall conduct, and shall use reasonable efforts to cause its contractors and consultants to conduct, all its activities contemplated under this Agreement in accordance with (i) all applicable Laws of the country in which such activities are conducted, and (ii) known or published standards of the applicable Governmental Authority of such country.

10.2         Pfizer Covenants. Pfizer hereby covenants and agrees with Quark that Pfizer shall conduct, and shall use reasonable efforts to cause its contractors and consultants to conduct, all its activities contemplated under this Agreement in accordance with (i) all applicable Laws of the country in which such activities are conducted, and (ii) known or published standards of the applicable Governmental Authority of such country. Pfizer further covenants and agrees that it will conduct its activities pursuant to this Agreement in a manner that complies with the terms and conditions of the Atugen Agreement applicable to Sublicensees thereunder, and shall not take (or fail to take) any action that would cause Quark to be in breach of such agreement.

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Section 11.            CHANGE OF CONTROL.

11.1         In the event Quark becomes aware of any Change of Control, Quark shall notify Pfizer promptly, but in no event later than [ * ], following any transaction that constitutes a Change of Control and Pfizer shall have the right upon [ * ] notice following any Change of Control to elect that any one or more of the following shall be deleted, in whole or in part, from this Agreement:  [ * ]. In the event that Pfizer makes any election as provided in this Section 11 to delete any Section (in whole or in part), neither party shall have any further obligations with respect to such deleted Sections or parts thereof. For clarity, Pfizer shall be entitled, in its sole discretion, to make the elections provided for in this Section 11 upon each occurrence of Change of Control.

Section 12.            TERM.

12.1         Unless terminated earlier pursuant to Section 13, the term of this Agreement (the “Term”) shall be the period commencing on the Effective Date of this Agreement and ending (i) with respect to a particular country in the Territory, upon the expiration of the Royalty Term applicable to such country and (ii) with respect to this Agreement, the expiration of the last Royalty Term to expire.

12.2         Prior to the Effective Date, Quark and Pfizer shall not have any rights or obligations hereunder. Notwithstanding anything to the contrary in Section 12, effective as of the date of this Agreement, each of Pfizer and Quark covenant and agree that (a) [ * ], and (b) Quark or its Affiliates will not negotiate, engage in or otherwise enter into any transaction involving (i) the sale or grant of any rights or licenses to the Quark Patent Rights or the Quark Technology that will conflict with the rights and licenses granted to Pfizer hereunder or (ii) any joint venture, co-promotion or similar relationship involving the Quark Patent Rights or the Quark Technology that will conflict with the rights and licenses granted to Pfizer hereunder. The obligations set forth in this Section 12.2 shall terminate [ * ] after the date of this Agreement if the Effective Date has not occurred on or before such date.

Section 13.            TERMINATION.

13.1         Termination Rights. This Agreement may be terminated as follows:

(a)           If either Pfizer or Quark materially breaches or materially defaults in the performance or observance of any of the provisions of this Agreement, such breach or default has a material adverse effect on the benefits reasonably anticipated by the non-breaching party, and such breach or default is not cured within [ * ] after the giving of notice by the other party specifying such breach or default, then the other party shall have the right to terminate this Agreement forthwith, such termination to be effective upon the expiration of such [ * ] notice period. For the purpose of this Section 13.1(a), a material breach or material default in the performance of any of the provisions of this Agreement shall include a material inaccuracy in any warranty or representation contained herein.

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(b)           At any time upon [ * ] notice to Quark, Pfizer shall have the right, at Pfizer’s sole discretion, to terminate this Agreement, such termination to be effective upon expiration of such [ * ] notice period. During such [ * ] period, Pfizer and Quark shall endeavor in all reasonable respects to effect a smooth transition to Quark (to the extent requested by Quark) of the activities being conducted by Pfizer under this Agreement.

13.2         Accrued Obligations. Expiration or termination of this Agreement for any reason (i) shall be without prejudice to Quark’s right to receive all payments accrued under this Agreement prior to the effective date of such termination and to any other remedies which a party may otherwise have and (ii) shall not release a party hereto from any indebtedness, liability or other obligation incurred hereunder by such party prior to the effective date of termination or expiration.

13.3         Effect of Termination. Upon any termination of this Agreement pursuant to Section 13.1, all licenses and rights granted herein to Pfizer shall terminate, [ * ]. In addition, unless Pfizer terminates this Agreement under Section 13.1(a), Pfizer shall, promptly after such termination:

(a)           Regulatory Matters. Transfer to Quark ownership of all regulatory filings and Regulatory Approvals relating to the Biomolecules or the Licensed Products, including related correspondence with Regulatory Authorities, and provide copies thereof;

(b)           Pre-clinical and Clinical Matters. Transfer to Quark all pre-clinical and clinical data in Pfizer’s possession or control relating to Biomolecules or Licensed Products;

(c)           Manufacturing Matters. At Quark’s option, to be exercised no later than [ * ] after the effective date of termination,

(i)            use reasonable efforts to [ * ],

(ii)           not object if Quark desires to contract directly with any Third Party supplier of Biomolecules or Licensed Products whose agreements are not assigned pursuant to paragraph (i) above for the supply of such Biomolecules and Licensed Products,

(iii)          cooperate with Quark in reasonable respects to transfer manufacturing documents and materials which are used by Pfizer in the manufacture of Applicable Biomolecules or Applicable Licensed Products to the extent such manufacturing documents and materials are not obtained by Quark pursuant to the assignment of agreements pursuant to paragraph (i) above,

(iv)          for a period of up to [ * ] following the effective date of termination, cooperate with Quark, at Quark’s request, in reasonable respects to transfer manufacturing know how which are used by Pfizer in the manufacture of Applicable Biomolecules or Applicable Licensed Products, provided Quark shall

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reimburse Pfizer for Pfizer’s reasonable internal and out-of-pocket expenses incurred to provide such requested assistance, to the extent such manufacturing know how is not obtained by Quark pursuant to the assignment of agreements pursuant to paragraph (i) above, and

(v)           sell Pfizer’s then existing inventory of Biomolecules and Licensed Products to Quark, at [ * ], but only if the following conditions have been met:  (A) such Biomolecules and Licensed Products meets the applicable release specifications; and (B) Pfizer does not believe the continued use of such Biomolecules and Licensed Products reasonably causes safety concerns;

(d)           License Grant. At Quark’s option, to be exercised no later than [ * ] after the effective date of termination,

(i)            Subject to Section 13.3(d)(iii) below, grant an exclusive, fully paid-up, irrevocable, perpetual license, with the right to sublicense and enforce, under the Pfizer Technology solely to develop, make, have made, use, sell, offer for sale and import the Applicable Biomolecule and the Applicable Licensed Products in the Territory; provided, that, [ * ], and [ * ]; provided, further, Quark shall execute such documentation reasonably satisfactory to Pfizer to effectuate such agreement;

(ii)           Subject to Section 13.3(d)(iii) below, grant an exclusive, royalty-bearing license, with the right to sublicense and enforce, under the Pfizer Patent Rights solely to develop, make, have made, use, sell, offer for sale and import the Applicable Biomolecule and the Applicable Licensed Product in the Territory. In consideration of such license, Quark shall pay to Pfizer [ * ], and (B) the duration of such [ * ]; provided, that, with respect to [ * ], and [ * ];

(iii)          If any device was used by Pfizer in conjunction with the Applicable Biomolecule or the Applicable Licensed Product, then the licenses granted to Quark under this Section 13.3(d) shall [ * ]; and

(e)           Assignment of Trademark. Assign to Quark all of Pfizer’s right, title and interest in any trademarks used solely in connection with Licensed Products;

provided that (x) the parties agree that any good faith failure by Pfizer to provide immaterial data, information, reports, records, correspondence or other materials to Quark shall not be a breach of Pfizer’s obligations under this Section 13.3, and (y) in no event shall Pfizer be required to retain any obligations or liabilities under agreements assigned to Quark pursuant to this Section 13.3 except for those arising prior to the date of assignment of such agreements.

If Pfizer terminates this Agreement pursuant to Section 13.1(a), Pfizer shall, promptly after such termination, perform the activities set forth in Sections 13.3(a), (b) and (c) above.

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13.4         Bankruptcy. Pfizer may, in addition to any other remedies available to it by law or in equity, exercise the rights set forth below by notice to Quark, in the event Quark shall have become insolvent or bankrupt, or shall have made a general assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of Quark or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against Quark in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, and any such event shall have continued for sixty (60) days undismissed, unbonded and undischarged. All rights and licenses granted under or pursuant to this Agreement by Quark are, and shall otherwise be deemed to be, for purposes of Article 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101 of the U.S. Bankruptcy Code. The parties agree that Pfizer, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Quark under the U.S. Bankruptcy Code, Pfizer shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and, if not already in its possession, Quark shall promptly deliver to Pfizer all such intellectual property and all embodiments of such intellectual property (a) upon any such commencement of a bankruptcy proceeding upon its request therefore, unless Quark elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Quark upon request therefore by Pfizer, provided, however, that delivery of such intellectual property and related embodiments to Pfizer shall not convey any additional rights to Pfizer or relieve it of payment obligations or other obligations under this Agreement except to the extent  permitted by bankruptcy laws in the event Quark rejects this Agreement.

Section 14.            INDEMNIFICATION.

14.1         General Indemnification. Pfizer and Quark will indemnify, defend and hold each other and each other’s Affiliates, directors, officers and employees (collectively, “Representatives”) harmless from any and all Losses (as defined below) arising out of or resulting from a claim by a Third Party against either party based on any action or omission of the Indemnifying Party’s agents, employees or officers related to its obligations under this Agreement; provided, however, that except as provided in Section 14.2 the foregoing shall not apply if the claim is found to be based upon the negligence, recklessness or willful misconduct of the Indemnified Party.

14.2         Product Liability Indemnification. Pfizer will indemnify, defend and hold Quark and its Affiliates, directors, officers and employees harmless from any and all Losses arising out of or resulting from a claim by a Third Party for death or bodily injury arising in connection with the development, testing, manufacture, or commercialization of Biomolecules or Licensed Products.

14.3         Losses. For purposes of this Agreement, “Losses” shall mean any and all actions, costs, losses, claims, liabilities, fines, interest, awards, judgments, penalties, demands, damages (including special, indirect, incidental, punitive and consequential damages) and expenses (including court costs, costs of investigation and reasonable fees and disbursements of counsel, consultants and expert witnesses) incurred by a party hereto.

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14.4         Defense Procedures; Procedures for Third Party Claims. In the event that any Third Party asserts a claim with respect to any matter for which a party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party shall promptly notify the party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

(a)           Subject to Section 14.4(c), the Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within ten (10) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that (i) the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that may reasonably result from such claim, (ii) the Third Party Claim does not seek equitable or other non-monetary relief from the Indemnified Party and (iii) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim in full (the conditions set forth in clauses (i), (ii) and (iii) above are collectively referred to as the “Litigation Conditions”).

(b)           Within ten (10) days after the Indemnifying Party has given notice to the Indemnified Party of its intended exercise of its right to defend a Third Party Claim, the Indemnified Party shall give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party reasonably so objects, the Indemnified Party shall continue to defend the Third Party Claim, at the expense of the Indemnifying Party, until such time as such objection is withdrawn. If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party shall be entitled, at its sole cost and expense, to assume direction and control of such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party shall cooperate, and shall cause its Affiliates and agents to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party does not satisfy the Litigation Conditions or does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within ten (10) days after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s reasonable expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to join in (including the right to conduct discovery, interview and

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examine witnesses and participate in all settlement conferences), at its own expense, but not control, the defense of any Third Party Claim that the other party is defending as provided in this Agreement.

(c)           The Indemnifying Party shall not, without the prior consent of the Indemnified Party, enter into any compromise or settlement which commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief from the Indemnified Party, but shall not have the right to settle such Third Party Claim to the extent such Third Party Claim involves monetary damages, or equitable or non-monetary relief from the Indemnifying Party, without the prior consent of the Indemnifying Party. The Indemnified Party shall not make any admission of liability in respect of the Third Party Claim without the prior consent of the Indemnifying Party and shall use reasonable endeavors to mitigate its loss arising from the Third Party Claim. Notwithstanding anything to the contrary herein, in no event may an Indemnified Party settle or compromise any Third Party Claim for which it intends to seek indemnification from the Indemnifying Party hereunder without the prior consent of the Indemnifying Party, or the indemnification provided under Section 14.1 as to such Third Party Claim shall be null and void.

14.5         Disclaimer of Liability for Consequential Damages. IN NO EVENT SHALL ANY PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE,  SUFFERED BY PFIZER, QUARK OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, UNDER THIS AGREEMENT, EXCEPT (A) TO THE EXTENT OF ANY SUCH DAMAGES PAID TO A THIRD PARTY AS PART OF A THIRD PARTY CLAIM, AND (B) FOR PURPOSES OF INDEMNIFICATION PURSUANT TO SECTION 14, IN THE EVENT OF AN INTENTIONAL AND WILLFUL BREACH IN BAD FAITH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT BY QUARK OR PFIZER OR THEIR RESPECTIVE AFFILIATES (AS THE CASE MAY BE) OF THIS AGREEMENT.

Section 15.            GOVERNING LAW AND JURISDICTION.

15.1         Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to conflicts of law rules.

15.2         Jurisdiction. With the exception of those matters referred for resolution by independent accountants under Section 6.5, in the event of any controversy, claim or counterclaim arising out of or relating to this Agreement, the parties shall first attempt to resolve such controversy or claim through good faith negotiations for a period of not less than thirty (30) days following notification of such controversy or claim to the other party. If such controversy or claim cannot be resolved by means of such negotiations during such period, then such  controversy or claim shall be resolved by the United States District Court for the Southern District of New York or a local court sitting in New York, New York (collectively, the “Courts”).

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Each party (a) irrevocably submits to the non-exclusive jurisdiction in the Courts for purposes of any action, suit or other proceeding relating to or arising out of this Agreement and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such party. Each of QBI and QBI Enterprises hereby irrevocably designates, appoints and empowers Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306, Attention:  Robert L. Jones, Esq., Facsimile No. (650) 849-7400, as its true and lawful agent and attorney-in-fact in its name, place and stead to receive and accept on its behalf service of process in any action, suit or proceeding in the Courts with respect to any matters as to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

Section 16.            MISCELLANEOUS.

16.1         Force Majeure. No party hereto shall be liable to any other party for any losses or damages attributable to a default in or breach of this Agreement which is the result of war (whether declared or undeclared), acts of God, revolution, acts of terror, fire, earthquake, flood, pestilence, riot, accident(s), labor trouble, or shortage of or inability to obtain material, equipment or transport or any other cause beyond the reasonable control of such party (in no event to include the obligation to pay money, unless such force majeure specifically precludes the payment process); provided that if such a cause occurs, then the party affected will promptly notify the other parties of the nature and likely result and duration (if known) of such cause and use commercially reasonable efforts to reduce the effect.

16.2         Severability. If and solely to the extent that any provision of this Agreement shall be deemed invalid or unenforceable by a Governmental Authority, such offending provision shall be of no effect and shall not affect the validity of the remainder of this Agreement or any of its provisions; provided, however, the parties shall use their respective reasonable efforts to renegotiate the offending provisions to best accomplish the original intentions of the parties.

16.3         Waivers; Remedies. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. Neither the waiver by any party of any term or condition of this Agreement nor the failure on the part of any party, in one or more instances, to enforce any of the provisions of this Agreement or to exercise any right or privilege, shall be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

16.4         Entire Agreements; Amendments. This Agreement, together with the Amendment and Option, dated the date hereof, among Quark, QBI Enterprises Ltd, Atugen AG and Pfizer, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and supersedes all agreements or understandings, verbal or written, made between

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Quark and Pfizer before the date hereof with respect to the subject matter hereof, including the Confidentiality Agreement between the parties, dated December 6, 2005. None of the terms of this Agreement shall be amended, supplemented or modified except in writing signed by the parties.

16.5         Survival. The provisions of Sections 3.2 (Research License), 6.5 (Inspection of Records), 8.1 (Confidentiality), 13.3 (Effect of Termination), 14 (Indemnification) and, 15 (Governing Law and Jurisdiction), as well as any other Sections or defined terms referred to in such Sections or necessary to give them effect shall survive termination or expiration of this Agreement and remain in force until discharged in full. Furthermore, any other provisions required to interpret and enforce the parties’ rights and obligations or to wind up their outstanding obligations under this Agreement shall survive to the extent required.

16.6         Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by any party without the consent of the other parties; provided, however, any party may, without such consent, assign this Agreement, in whole or in part: (i) to any of its respective Affiliates; provided that such party shall remain jointly and severally liable with such Affiliate in respect of all obligations so assigned and such Affiliate has acknowledged and confirmed in writing that effective as of such assignment or other transfer, such Affiliate shall be bound by this Agreement as if it were a party to it as and to the identical extent applicable to the transferor; (ii) any successor in interest by way of merger, acquisition or sale of all or substantially all of its assets provided that such successor agrees in writing to be bound by the terms of this Agreement as if it were the assigning party; (iii) any sale or other transfer by Quark to a Third Party of all (and not less than all) of its right, title and interest in the Quark Patent Rights and the Quark Technology (subject to licenses back consistent with the licenses to Pfizer set forth herein), provided (x) such Third Party is and continues to be at all times incorporated and domiciled (including with respect to principal headquarters) in any state of the United States and (y) prior to such sale or transfer, has acknowledged and confirmed in writing to Pfizer, all in a manner reasonably acceptable to Pfizer, that, effective as of such sale or transfer, such Third Party shall be bound by this Agreement as if it were a party to it and to the identical extent applicable to Quark with respect to Quark Patent Rights and/or Quark Technology, or (iv) to a Third Party in circumstances where a party or its Affiliates is required to, or reasonably believes based on advice of counsel, that it will be required to, divest any of the Licensed Products in order to comply with applicable Law or the order of any Governmental Authority as a result of a merger or acquisition. [ * ]. Any purported assignment in violation of this Section 16.6 shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

16.7         Independent Contractor. The relationship between Quark and Pfizer is that of independent contractors. Quark and Pfizer are not joint venturers, partners, principal and agent, employer and employee, and have no other relationship other than independent contracting parties.

16.8         Notices. Each communication and document made or delivered by one party to another under this Agreement shall be made in the English language. All notices, consents, approvals, requests or other communications required hereunder given by one party to the other

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hereunder shall be in writing and made by registered or certified air mail, facsimile, express overnight courier or delivered personally to the following addresses of the respective parties:

If to Quark:	Quark Biotech, Inc.
6536 Kaiser Drive
Freemont, CA 94555

Attention: Daniel Zurr, Ph.D.
Facsimile: (510) 402-4021

with a copy to:	Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306

Attention: Robert L. Jones, Esq.
Facsimile: (650) 849-7400

If to Pfizer:	Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755
U.S.A.

Attention: President, Pfizer Human Health
Facsimile: 1-212-808-8652

with a copy to:	Attention: Executive Vice President and General Counsel
Facsimile: 1-212-808-8924

Notices hereunder shall be deemed to be effective (a) upon receipt if personally delivered, (b) on the tenth (10th) day following the date of mailing if sent by registered or certified air mail; (c) on the second (2nd) day following the date of transmission or delivery to the overnight courier if sent by overnight courier; and (d) on the next day after the date sent by facsimile (with receipt confirmation). A party may change its address listed above by sending notice to the other party in accordance with this Section 16.8.

16.9         Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including, any creditor of either party. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party.

16.10       Joint and Several Obligations. All obligations of QBI and QBI Enterprises under this Agreement shall be joint and several.

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16.11       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

16.12       Counterparts. This Agreement may be executed in any two or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

16.13       Headings. Headings in this Agreement are included herein for ease of reference only and shall have no legal effect.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers on the date first written above.

QUARK BIOTECH, INC.		PFIZER INC.

By:	/s/ Daniel Zurr	By:	/s/ Lisa Ricciardi

Name:	Daniel Zurr	Name:	Lisa Ricciardi

Title:	President and Chief Executive Officer	Title:	Senior Vice President,
Licensing & Development
Pfizer, Inc.

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EXHIBIT A

BIOMOLECULES

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EXHIBIT B

QUARK PATENT RIGHTS

(i) owned by Quark

PUBLICATION/PATENT NO.	APPLICATION NO.	FILING DATE	PROSECUTING PARTY
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
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[ * ]	[ * ]	[ * ]	[ * ]
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[ * ]	[ * ]	[ * ]	[ * ]

(ii) licensed to Quark

PUBLICATION NO.	APPLICATION NOS.	FILING DATE	PROSECUTING PARTY
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
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[ * ]	[ * ]	[ * ]	[ * ]

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EXHIBIT C

TRANSITION PLAN

1.                                       Transition Services

1.1                                 Document, Information, and Material Transfer

1.1.1                        Request. Quark will use reasonable efforts to provide the following to Pfizer no later than [ * ] after the Effective Date (unless otherwise specified herein or agreed to by the parties): [ * ]

1.2                                 Regulatory Applications

1.2.1                        United States INDs. Within [ * ] after written notification from Pfizer that [ * ]

1.2.2                        Non-U.S. INDs. With respect to all non-US INDs for [ * ], within [ * ] after written notification from Pfizer, [ * ]

1.2.3                        Maintenance by Quark. For the period beginning on the Effective Date and ending on the earlier of (i) [ * ]

1.2.4                        Word Documents. Within [ * ] after the Effective Date, Quark will deliver [ * ].

1.2.5                        Interaction with Regulatory Authorities. After the Effective Date, [ * ]

1.3                                 Safety Reporting

1.3.1                        Unless otherwise directed [ * ]

1.3.2                        The parties will designate representatives from Pfizer and Quark [ * ]

1.4                                 Conduct of Ongoing Clinical Trials

1.4.1                        Until Quark receives written notification from Pfizer [ * ]

1.5                                 Quality Assurance

1.5.1                        Completion of Audit Reports. Quark shall use reasonable efforts to complete all preclinical, clinical, and manufacturing quality assurance audit reports for any audits completed or ongoing as of the Effective Date relating to [ * ]

1.6                                 Pharmaceutical Sciences/Manufacturing

1.6.1                        Stability Program Management. Quark will transfer [ * ]

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1.6.2                        Document Transfer and Management. Quark will transfer [ * ]

1.7                                 Third Party Contracts

1.7.1                        No later than [ * ] after the Effective Date, Quark will provide Pfizer with [ * ]

1.7.2                        Pfizer agrees to [ * ]

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ATTACHMENT 1

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ATTACHMENT II

THIRD PARTY CONTRACTS

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SCHEDULE 4.8

REIMBURSEMENT OF CERTAIN EXPENSES

[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

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SCHEDULE 4.9

CERTAIN TERMS OF ISRAEL DISTRIBUTION

I.                                         Quark shall have the exclusive right to market, promote, distribute and sell the Licensed Product, at its expense.

II.                                     Pfizer shall obtain and maintain the Regulatory Approval for the Licensed Product, at its expense. If permitted by applicable Laws, Pfizer shall obtain the Price Approval for the Licensed Products, at its expense. If Pfizer is not permitted by applicable Laws to obtain Price Approval for the Licensed Products, then Quark shall obtain the Price Approval for the Licensed Products. Pfizer shall manufacture and supply the Licensed Product to Quark on terms to be agreed.

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SCHEDULE 4.12

Non-Ophthalmic Indications for siRNAs Inhibiting RTP801
Workplan 2006 — 2007

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SCHEDULE 6.3

FORM OF ANNUAL SALES REPORT FOR US

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FORM OF ANNUAL SALES REPORT FOR MAJOR EU COUNTRIES AND JAPAN

Annual Report-Major Countries — Non-US

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SCHEDULE 6.4

QUARK’S BANK ACCOUNT INFORMATION

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SCHEDULE 7.3

QUARK PATENT FILING SCHEDULE

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SCHEDULE 8.2

THIRD PARTY AGREEMENTS WITH EXISTING COMMITMENTS TO PERMIT PUBLICATION

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SCHEDULE 8.3

PRESS RELEASE

For immediate release:	Contacts:	Pfizer:
September 26, 2006		Paul Fitzhenry
(212) 733-4637

Quark Biotech:
Juliana Friedman
(972-8-9305-111)

Ogilvy PR:
Cynthia Isaac
(212) 880-5206

PFIZER EXPANDS RESEARCH COMMITMENT TO OPHTHALMOLOGY THROUGH LICENSING AGREEMENT WITH QUARK BIOTECH

Novel gene target RTP-801 offers a new approach for a potential treatment of age-related macular degeneration

NEW YORK, NY, FREMONT, CA and NESS-ZIONA, ISRAEL September 26 - Pfizer Inc and Quark Biotech, Inc., announced today that they have entered into an agreement under which Pfizer acquires an exclusive worldwide license to Quark’s novel human gene RTP-801 and to molecules that modify its expression or function. RTP-801 is involved in the development of pathologic blood vessels which accelerate the progression of age-related macular degeneration (AMD).

Financial terms of the agreement were not announced. The agreement is subject to clearance by the U.S. Federal Trade Commission.

AMD is the leading cause of blindness in the developed world affecting about 15 million Americans over the age of 50. The target for RTP-801 is neovascular or wet AMD. Wet AMD is the most devastating form of the disease and occurs due to the formation of an abnormal vascular network beneath the retina of the eye. These blood vessels are excessively leaky and lead to an accumulation of fluid and blood beneath and within the retina resulting in a loss of visual acuity.

“Despite advances in research and the availability of new treatment options, there remains a need for new approaches to improve the lives of patients with AMD,” said Martin Mackay, Ph.D., Pfizer senior vice president Worldwide Research and Technology. “We are excited about the

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potential of RTP-801i to preserve vision in patients with wet AMD who have an increased risk of progressive eye damage and vision loss.”

“We are pleased that Pfizer has chosen our novel target RTP801 and biomolecules for its drug development program” said Daniel Zurr, CEO of Quark. “This agreement provides further recognition for Quark’s creative approach to discover conceptually new drugs to treat devastating diseases. We are dedicated to help society with innovative medicines by moving from novel gene targets to unique compounds and eventually commercial products.”

Based on pre-clinical models, it is believed that AMD can be treated by blocking the expression of the RTP-801 gene through RNA interference or RNAi. RNAi is a naturally occurring mechanism within cells for selectively silencing and regulating specific genes. The ability to silence genes through RNAi could provide a new way to treat a wide range of human diseases - including AMD - that are caused by the inappropriate activity of specific genes.

Pfizer Inc: Working for a healthier world™
Founded in 1849, Pfizer is the world’s largest research-based pharmaceutical company taking new approaches to better health. We discover and develop innovative medicines to treat and help prevent disease for both people and animals. Through consistent, high-quality manufacturing and distribution operations, our medicines reach patients in 180 nations. We also partner with healthcare providers, governments and local communities around the world to expand access to our medicines and to provide better quality healthcare and health system support. At Pfizer, our colleagues work every day to help people stay happier and healthier longer and to reduce the human and economic burden of disease worldwide.

About Quark Biotech, Inc.

Quark Biotech, Inc. is a privately held development-stage, biopharmaceutical company headquartered in Fremont, CA. Through an innovative combination of gene silencing and DNA microarray technology, Quark has pioneered and patented its BiFARTM platform for high-throughput functional profiling, allowing significant advances in the identification of target genes and proteins. This technology allows the company to develop conceptually novel drugs that could provide previously unavailable benefits to patients. Quark development efforts are focused on treatment of fibrotic and ischemic diseases of the eye, kidney and lungs, in indications with clear unmet medical needs.

Quark corporate product development teams are based in Fremont, CA and research facilities in Ness-Ziona, Israel

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PFIZER DISCLOSURE NOTICE: The information contained in this document is as of September 26, 2006. Pfizer assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

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This release contains forward-looking information about a research and development program and the potential efficacy of product candidates that might result from the program that involve substantial risks and uncertainties. Such risks and uncertainties include, among other things, the uncertainty inherent in research and development activities, decisions by regulatory authorities regarding whether and when to approve any drug applications that may result from the program as well as their decisions regarding labeling and other matters that could affect the commercial potential of product candidates that may result from the program; and competitive developments.

A further list and description of risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in its reports on Form 10-Q and Form 8-K.

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